                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No.: 333-08877


                                     [LOGO]

                                    PROFILE


                                February 1, 1999


This Profile is a summary of some of the more important points you should know before purchasing the Seasons Variable Annuity. The annuity is more fully described in the prospectus. Please read the prospectus carefully.

1. THE SEASONS VARIABLE ANNUITY

The Seasons Variable Annuity Contract is a contract between you and Anchor National Life Insurance Company. We designed Seasons to help you save on a tax-deferred basis and diversify your investments among asset classes and managers to meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.

The Seasons Variable Annuity helps you meet these goals by offering four variable investment STRATEGIES which are managed by five different professional investment managers. The value of any portion of your contract allocated to the STRATEGIES will fluctuate up or down based on the performance of the STRATEGIES you select. You may experience a loss. Five fixed account options, each for a different length of time and offering different interest rates guaranteed by Anchor National are available. In addition, the DCA fixed accounts also offer fixed interest rates guaranteed by Anchor National and are available under the contract as source accounts for the Dollar Cost Averaging program.

The STRATEGIES and fixed account options are designed to be used in concert in order to achieve your desired investment goals. You may put money into any of the STRATEGIES and/or fixed account options. You may transfer between STRATEGIES and/or the fixed account options four times per year without charge.

Like most annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the STRATEGY or STRATEGIES to which your money is allocated and/or the interest rate earned on the fixed account options. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. A federal tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or be a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.

2.  INCOME OPTIONS

You can select from one of five income options:

    (1) payments for your lifetime;
    (2) payments for your lifetime and your survivor's lifetime;
    (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;
    (4) payments for your lifetime, but for not less than 10 or 20 years; and
    (5) payments for a specified period of 5 to 30 years.

You will also need to decide if you want your payments to fluctuate with investment performance or remain constant, and the date on which your payments will begin. Once you begin receiving payments, you cannot change your income option. If your contract is non-qualified, payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable but any gain to your original investment is currently taxable as ordinary income upon distribution. For qualified contracts, the entire payment is currently taxable as ordinary income.

In addition to the above income options, you may also elect to take income payments under the Income Protector program, subject to the provisions thereof.

3.  PURCHASING A SEASONS VARIABLE ANNUITY

You can buy a contract through your financial representative, who can also help you complete the proper forms. For Non-Qualified contracts the minimum initial investment is $5,000. For Qualified contracts the minimum initial investment is $2,000. You can add $500 or more to your contract at any time during the Accumulation Phase.

4. INVESTMENT OPTIONS

You can put your money into any one or more of the four multi-manager variable investment STRATEGIES and/or one or more of the seven fixed account options. The fixed investment options offer fixed rates of interest for specified lengths of time.

Each STRATEGY has a different investment objective. The STRATEGIES use an asset allocation investment approach. The STRATEGIES invest in a combination of underlying investment portfolios which in turn invest in a combination of stocks, bonds and cash, to achieve their investment objective. The four investment STRATEGIES are:

                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH

Each STRATEGY invests in three out of six underlying investment portfolios. The underlying investment portfolios are managed by the following five investment managers:

                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP

5.  EXPENSES

Each year we deduct a $35 ($30 in North Dakota) contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000 on your contract anniversary.

We also deduct insurance charges which amount to 1.40% annually of the average daily value of your contract allocated to the STRATEGIES. There are also investment charges and other expenses if you put money into the STRATEGIES, which are estimated to range from 1.12% to 1.25%. Investment charges may be more or less than the percentages reflected here.

If you take your money out in excess of the "free withdrawal" amount allowed for in your contract, we may assess a withdrawal charge that is a percentage of the money you withdraw. The percentage declines with each year the purchase payment is in the contract as follows:

Year 1.........   7%          Year 5.........   4%
Year 2.........   6%          Year 6.........   3%
Year 3.........   6%          Year 7.........   2%
Year 4.........   5%          Year 8.........   0%

Additionally, if you take money out of a multi-year fixed account option before the end of the selected period, we may assess an adjustment which could increase or decrease the value of your money.

In some states you may also be assessed a state premium tax of up to 3.5%, depending upon the state in which you reside.

If you transfer among the STRATEGIES and/or fixed account options more than four times per year, we may charge a $25 dollar transfer fee for each subsequent transfer ($10 in Pennsylvania and Texas).

If you elect the PLUS or MAX Alternative of the Income Protector feature, we will charge .15% or .30% of your Income Benefit Base and subtract it from your contract value.

The following chart is designed to help you understand the charges in your contract. THE COLUMN "TOTAL ANNUAL CHARGES" SHOWS THE TOTAL OF THE $35 CONTRACT ADMINISTRATION CHARGE, THE 1.40% INSURANCE CHARGES AND THE INVESTMENT CHARGES FOR EACH STRATEGY. WE CONVERTED THE CONTRACT ADMINISTRATION CHARGE TO A PERCENTAGE (.09%) USING AN ASSUMED CONTRACT SIZE OF $40,000. The actual impact of this charge on your contract may differ from this percentage.


                         Total Annual
                          Insurance
                           Related                      Total Annual                    EXAMPLES
                           Charges                       Investment      Total      Total      Total
STRATEGY                                                   Related      Annual    Expenses    Expenses
                                                           Charges      Charges   at end of  at end of
                                                                                   1 YEAR     10 YEARS

Growth                      1.49%      (1.40% + .09%)       1.25%        2.74%       $98        $307
Moderate Growth             1.49%      (1.40% + .09%)       1.21%        2.70%       $97        $303
Balanced Growth             1.49%      (1.40% + .09%)       1.17%        2.66%       $97        $299
Conservative Growth         1.49%      (1.40% + .09%)       1.12%        2.61%       $96        $294

The examples assume that you invested $1,000 in a STRATEGY which earns 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the total annual charges but there is no withdrawal charge applicable. The annual investment-related expenses may vary. The amounts shown here are estimates and reflect the waiver or reimbursement of expenses by the investment adviser. No premium taxes are reflected. Please see the Fee Tables in the prospectus for more detailed information regarding the fees and expenses incurred under the contract.

6. TAXES

Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract (one that is established with after tax dollars) are deferred until they are withdrawn. In a qualified contract (one that is established with before tax dollars) all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income tax rate. You may be subject to a 10% federal tax penalty for distributions or withdrawals before age 59 1/2.

7. ACCESS TO YOUR MONEY

Withdrawals may be made from your contract in the amount of $1,000 or more. Each year, you can take out up to 10% of the total amount you invested without charge. Withdrawals in excess of the 10% will be assessed a withdrawal charge. If you withdraw your entire contract value you will not receive the benefit of any free withdrawal amount. A separate withdrawal charge schedule applies to each purchase payment. After a purchase payment has been in the contract for seven full years, withdrawal charges no longer apply to that portion of the money. Of course, you may also have to pay income tax and a 10% IRS tax penalty may apply. Neither withdrawal charges nor the 10% federal tax penalty are assessed when a death benefit is paid.

8. PERFORMANCE

The value of your annuity will fluctuate depending upon the investment performance of the STRATEGY or STRATEGIES you select. From time to time we may advertise a STRATEGY'S total return. The total return figures are based on historical data and are not intended to indicate future performance.


The following chart shows total return for each STRATEGY for calendar year 1998. These numbers reflect the insurance charges, the contract maintenance fee and investment charges. Withdrawal charges are not reflected in the chart. Past performance is not a guarantee of future results.



STRATEGY                          1998
  Growth                         25.38%
  Moderate Growth                22.58%
  Balanced Growth                19.62%
  Conservative Growth            16.42%


9. DEATH BENEFIT

If you, or, if there is a joint owner, either of the two of you, should die during the Accumulation Phase, your Beneficiary will receive a death benefit.

If you die before age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, applicable charges and market value adjustments on those withdrawals, accumulated at 3%; or (2) the current value of your contract.

If you die after age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, charges and market value adjustments, accumulated at 3% until your 75th birthday plus any subsequent Purchase Payments and less any withdrawals; or (2) the current value of your contract.

In the instance of joint owners, the amount of the death benefit is calculated based upon the age of the youngest joint owner.

10. OTHER INFORMATION

OWNERSHIP: The contract is an allocated fixed and variable group annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a Seasons Variable Annuity, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the prospectus, the term contract refers to your certificate. In some states an individual fixed and variable annuity contract may be available instead, which is identical to the group contract described in this Profile and the prospectus except that it is issued directly to the individual owner.

FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the value of the money in the STRATEGIES plus any money you put into the fixed account options. Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals during the Accumulation Phase may be taxable and a 10% IRS tax penalty may apply if you are under age
59 1/2.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually into one or more of the STRATEGIES.

PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to put money in a fixed account option and one or more STRATEGIES and we will guarantee that the portion allocated to the fixed account option, assuming that it remains invested in that option, will grow to equal your principal investment.

AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $50 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: You will receive a confirmation of each transaction within your contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values.

11. INQUIRIES:

If you have questions about your contract or need to make changes, call your financial representative or contact us at:

Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2

If money accompanies your correspondence, you should direct it to:

Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-0001

                                     [LOGO]

                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

The annuity contract has 11 investment choices - 7 fixed account options which offer interest rates guaranteed by Anchor National for different periods of time and 4 variable investment STRATEGIES:

                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH

                  which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:

                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP

You can put your money into any one or all of the STRATEGIES and/or fixed account options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated February 1,
1999. The SAI has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this prospectus. The table of contents of the SAI appears on page 30 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS


GLOSSARY............................................................................................................          3
FEE TABLES..........................................................................................................          4
    Owner Transaction Expenses......................................................................................          4
    Annual Separate Account Expenses................................................................................          4
    Investment Portfolio Expenses...................................................................................          4
    Investment Portfolio Expenses by Strategy.......................................................................          5
EXAMPLES............................................................................................................          5
THE SEASONS VARIABLE ANNUITY........................................................................................          6
PURCHASING A SEASONS VARIABLE ANNUITY CONTRACT......................................................................          6
    Allocation of Purchase Payments.................................................................................          7
    Accumulation Units..............................................................................................          7
    Free Look.......................................................................................................          8
INVESTMENT OPTIONS..................................................................................................          8
    Variable Investment Options.....................................................................................          8
      The STRATEGIES................................................................................................          8
      STRATEGY Rebalancing..........................................................................................          9
    Fixed Account Options...........................................................................................         12
      Market Value Adjustment.......................................................................................         12
    Transfers During the Accumulation Phase.........................................................................         13
    Dollar Cost Averaging...........................................................................................         14
    Principal Advantage Program.....................................................................................         15
    Voting Rights...................................................................................................         15
    Substitution....................................................................................................         15
ACCESS TO YOUR MONEY................................................................................................         16
    Systematic Withdrawal Program...................................................................................         16
    Minimum Contract Value..........................................................................................         17
    Qualified Contract Owners.......................................................................................         17
DEATH BENEFIT.......................................................................................................         17
EXPENSES............................................................................................................         18
    Insurance Charges...............................................................................................         18
    Withdrawal Charges..............................................................................................         18
    Investment Charges..............................................................................................         19
    Contract Maintenance Fee........................................................................................         19
    Transfer Fee....................................................................................................         19
    Premium Tax.....................................................................................................         19
    Income Taxes....................................................................................................         19
    Reduction or Elimination of Charges and Expenses, and Additional Amounts Credited...............................         19
INCOME OPTIONS......................................................................................................         20
    Annuity Date....................................................................................................         20
    Income Options..................................................................................................         20
    Allocation of Income Payments...................................................................................         21
      Fixed or Variable Income Payments.............................................................................         21
      Income Payments...............................................................................................         21
    Transfers During the Income Phase...............................................................................         22
    Deferment of Payments...........................................................................................         22
TAXES...............................................................................................................         22
    Annuity Contracts in General....................................................................................         22
    Tax Treatment of Distributions--Non-qualified Contracts.........................................................         23
    Tax Treatment of Distributions--Qualified Contracts.............................................................         23
    Minimum Distributions...........................................................................................         23
    Diversification.................................................................................................         23
PERFORMANCE.........................................................................................................         24
OTHER INFORMATION...................................................................................................         24
    The Separate Account............................................................................................         24
    The General Account.............................................................................................         25
    Distribution of the Contract....................................................................................         25
    Administration..................................................................................................         25
    Year 2000.......................................................................................................         25
    Legal Proceedings...............................................................................................         26
    Custodian.......................................................................................................         26
    Additional Information..........................................................................................         27
    State Regulation................................................................................................         27
    Properties......................................................................................................         28
    Directors and Executive Officers................................................................................         29
    Executive Compensation..........................................................................................         30
    Security Ownership of Certain Beneficial Owners and Management..................................................         30
    Selected Consolidated Financial Data............................................................................         31
    Management's Discussion and Analysis of Financial Condition and Results of Operations...........................         32
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION............................................................         59
APPENDIX A--CONDENSED FINANCIAL INFORMATION.........................................................................        A-1
APPENDIX B--MARKET VALUE ADJUSTMENT.................................................................................        B-1
APPENDIX C--PREMIUM TAXES...........................................................................................        C-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY (IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company, Anchor National, We Us, the insurer which issues this policy.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each STRATEGY has its own investment objective and is invested in the underlying investment porfolios of the Seasons Series Trust.

SEASONS VARIABLE ANNUITY FEE TABLES
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

Year 1..............    7%       Year 5..............    4%
Year 2..............    6%       Year 6..............    3%
Year 3..............    6%       Year 7..............    2%
Year 4..............    5%       Year 8..............    0%

Contract Maintenance Charge........  $35 each year ($30 in North Dakota)
Transfer Fee.......................  No charge for first 4 transfers each year; thereafter, the fee is $25 per
                                     transfer ($10 in
                                     Pennsylvania and Texas)

ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of daily net asset value)

Mortality Risk Charge........................       0.90%
Expense Risk Charge..........................       0.35%
Distribution Expense Charge..................       0.15%
                                                     ---
      Total Separate Account Expenses........       1.40%


                         INVESTMENT PORTFOLIO EXPENSES
 (as a percentage of daily net asset value of each investment portfolio for the fiscal year of the Trust ending March 31, 1998)


                                             MANAGEMENT         OTHER         TOTAL ANNUAL
                                                FEE           EXPENSES          EXPENSES
----------------------------------------------------------------------------------------------
    Stock                                       .85%               .36%             1.21%
    Asset Allocation: Diversified Growth        .85%               .36%             1.21%
    Multi-Managed Growth                        .89%               .40%             1.29%
    Multi-Managed Moderate Growth               .85%               .36%             1.21%
    Multi-Managed Income/Equity                 .81%               .33%             1.14%
    Multi-Managed Income                        .77%               .29%             1.06%
----------------------------------------------------------------------------------------------

The Investment Portfolio Expenses table set forth above identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. As explained in this prospectus, each variable investment option (STRATEGY) under this contract invests in a combination of three of these underlying portfolios. The total investment charge depending on the particular STRATEGY, will be a proportion of the investment charges of the underlying portfolio in which each STRATEGY invests. Accordingly, the actual investment portfolio expenses incurred by contract holders within a STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which each STRATEGY is invested. You can get a better understanding of the practical ramifications of this blended investment charge by looking at the next table Investment Portfolio Expenses By STRATEGY. That table sets forth an estimate of the annual investment charge you may incur as a result of the ratio of the STRATEGY(ies) investment in the underlying portfolios.

The total investment expenses for each contract owner will be based upon the STRATEGY in which they are invested. Each STRATEGY invests in different proportions of these underlying portfolios. The proportion of each portfolio in each particular STRATEGY determines the amounts of investment charge borne by each contractholder.

THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                   INVESTMENT PORTFOLIO EXPENSES BY STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected above as of the fiscal year end of the Trust--March 31, 1998)


                                           MANAGEMENT         OTHER         TOTAL ANNUAL
                                              FEE           EXPENSES          EXPENSES
--------------------------------------------------------------------------------------------
  STRATEGY
    Growth                                    .87%            .38%              1.25%
    Moderate Growth                           .85%            .36%              1.21%
    Balanced Growth                           .83%            .34%              1.17%
    Conservative Growth                       .80%            .32%              1.12%
--------------------------------------------------------------------------------------------

                                    EXAMPLES

You will pay the following expenses on a $1,000 investment in each STRATEGY, assuming a 5% annual return on assets and:

  (a) that you surrender the contract at the end of the stated time period;
  (b) that the contract is annuitized or not surrendered.*


                           TIME PERIODS
STRATEGY                1 YEAR     3 YEARS     5 YEARS      10 YEARS
Growth                 (a) $98    (a) $145    (a) $185    (a) $307
                       (b) $28    (b) $ 85    (b) $145    (b) $307
Moderate Growth        (a) $97    (a) $144    (a) $183    (a) $303
                       (b) $27    (b) $ 84    (b) $143    (b) $303
Balanced Growth        (a) $97    (a) $143    (a) $181    (a) $299
                       (b) $27    (b) $ 83    (b) $141    (b) $299
Conservative Growth    (a) $96    (a) $141    (a) $178    (a) $294
                       (b) $26    (b) $ 81    (b) $138    (b) $294
* We do not currently charge a withdrawal charge when you elect to begin income payments.


                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses and investment portfolio expenses by STRATEGY.
2. For certain investment portfolios in which the STRATEGIES invest, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the following percentages of each investment portfolio's average net assets: Stock and Asset Allocation:
      Diversified Growth Portfolios: 1.21%; Multi-Managed Growth: 1.29%; Multi-Managed Moderate Growth: 1.21%; Multi-Managed Income/Equity: 1.14%, Multi-Managed Income: 1.06%. The adviser also may voluntarily waive or reimburse additional amounts to increase an investment portfolios' investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the investment portfolio is able to make such payment and remain in compliance with the foregoing expense limitations. To date, none of the investment portfolio expenses have exceeded the stated caps. Therefore no waiver of fees or reimbursements were implemented.

3. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                              THE HISTORICAL ACCUMULATION
                             UNIT VALUES ARE CONTAINED IN
                      APPENDIX A--CONDENSED FINANCIAL INFORMATION

THE SEASONS VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

    - Tax Deferral: means that you do not pay taxes on your earnings from the annuity until you withdraw them.

    - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

    - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

This annuity was developed to help you contribute to your retirement savings. The flexibility and diversification offered by this annuity can help you reach you retirement savings goals. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in STRATEGIES which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these STRATEGIES. If you allocate money to the STRATEGY(IES), the amount of money you accumulate in your contract depends on the performance of the STRATEGY(IES) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.

For more information on STRATEGIES and fixed account options available under this contract SEE SECTION 4, INVESTMENT OPTIONS.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Seasons Variable Annuity. When you purchase a Seasons Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation.

PURCHASING A SEASONS VARIABLE ANNUITY
--------------------------------------------------------------------------------

A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-Qualified for tax purposes.

                                                                MINIMUM
                                        MINIMUM INITIAL       SUBSEQUENT
                                       PURCHASE PAYMENT    PURCHASE PAYMENT
                                       -----------------  -------------------
Qualified                                  $   2,000           $     500
Non-Qualified                              $   5,000           $     500

Prior Company approval is required to make Purchase Payments greater than $1,000,000. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.00.

We may refuse any Purchase Payment. In general, we will not issue a contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone over age 90.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts and STRATEGIES according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are credited based upon the Accumulation Unit Value (AUV) next determined after receipt. SEE INVESTMENT OPTIONS PAGE 8.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial purchase payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days, we will:

    - Send your money back to you, or;

    - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each STRATEGY after the NYSE closes each day. We do this by:

    1.  determining the total value of money invested in a particular STRATEGY;

    2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

    3.  dividing this amount by the number of outstanding Accumulation Units.

The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a STRATEGY by the value of the Accumulation Unit for that STRATEGY.

    Example:

    We receive a $25,000 Purchase Payment from you on Wednesday. You want your money to be invested in the Moderate Growth STRATEGY. We determine that the value of an Accumulation Unit for the Moderate Growth STRATEGY is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.252 Accumulation Units for the Moderate Growth STRATEGY.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Unless otherwise required by state law, you will receive back the value of the money allocated to the STRATEGIES on the day we receive your request plus any Purchase Payment in the fixed account options. This value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

Certain states (and under all contracts issued as IRAs) require us to return your Purchase Payments upon a free look request. With respect to those contracts, we reserve the right to put your money in the 1-year fixed account option during the free look period. If you cancel your contract during the free look period, we return your Purchase Payments or the value of your contract, whichever is larger. At the end of the free look period, we reallocate your money according to your instructions.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call STRATEGIES and fixed account options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the STRATEGIES alone or in concert with the fixed account options. A mixture of your investment in the STRATEGY(IES) and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE INVESTMENT OPTIONS:
THE STRATEGIES

The contract offers four multi-manager variable investment STRATEGIES, each with a different investment objective. We designed the STRATEGIES to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each STRATEGY is designed to achieve different levels of growth over time.

Each STRATEGY invests in three of the six underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the STRATEGY.

SunAmerica Asset Management Corp. ("SAAMCo."), which is affiliated with Anchor National manages Seasons Series Trust. SAAMCo engaged sub-advisers to provide investment advice for certain investment portfolios.

The underlying investment portfolios of Seasons Series Trust include the Asset
Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Corporation, a balanced component managed by SAAMCo. and a fixed income component managed by Wellington Management Company, LLP. The Growth STRATEGY and the Moderate Growth STRATEGY also have an aggressive growth component which SAAMCo. manages. The percentage that any one of these components represents in the Multi-Managed Portfolio varies in accordance with the investment objective.

YOU SHOULD READ THE PROSPECTUS FOR SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE PROSPECTUS CONTAINS DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS AND IS ATTACHED TO THIS PROSPECTUS.

STRATEGY REBALANCING



Each STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each STRATEGY has a neutral asset allocation mix of stocks, bonds and cash. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each STRATEGY. The pie charts on the following pages demonstrate:


    - the neutral asset allocation mix for each STRATEGY; and

    - the percentage allocation in which each STRATEGY invests.


Each STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. In order to maintain the mix of investment portfolios consistent with each STRATEGY's objective, each STRATEGY within your contract will be rebalanced each quarter. On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the following pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such STRATEGY. Rebalancing a STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns. Transfers made as a result of rebalancing a STRATEGY are not counted against your 4 free transfers per year.

                                     GROWTH

    GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This STRATEGY may be best suited for those with longer periods to invest.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           80%
Bonds            15%
Cash              5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                  25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                    25%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED GROWTH PORTFOLIO     50%

Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

                                MODERATE GROWTH

    GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth STRATEGY. This STRATEGY may be best suited for those nearing retirement years but still earning income.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           70%
Bonds            25%
Cash              5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                 25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                   20%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED MODERATE GROWTH
 PORTFOLIO                        55%

Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

                                BALANCED GROWTH

    Goal: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           55%
Bonds            40%
Cash              5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                  25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                    20%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED INCOME/EQUITY
 PORTFOLIO                         55%

Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

                              CONSERVATIVE GROWTH

    Goal: Capital preservation while maintaining some potential for growth over the long term. This STRATEGY may be best suited for those with lower investment risk tolerance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           42%
Bonds            53%
Cash              5%

                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS

ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                 25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                   15%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED INCOME PORTFOLIO    60%


Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

FIXED ACCOUNT OPTIONS

The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call Guarantee Periods. In Maryland and Washington only the one year fixed account option is available. The seven and ten year guarantee periods are not available in Oregon. Additionally, we guarantee the interest rate for money allocated to the six-month DCA fixed account and/or the one year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on the next page for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

There are three scenarios in which you may put money into the MVA fixed account options. In each scenario your money may be credited a different rate of interest as follows:

    - Initial Rate: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

    - Current Rate: Rate credited to subsequent Purchase Payments allocated to the fixed account.

    - Renewal Rate: Rate credited to money transferred from one fixed account or one of the STRATEGIES to another fixed account.

Each of these rates may differ from one and other. Although once declared the applicable rate is guaranteed until the guarantee period expires.

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option or to the STRATEGIES. If you want to reallocate your money to a different fixed account option or STRATEGY, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.

The DCA fixed accounts also credit a fixed rate of interest for a predetermined amount of time. The interest rate in the 1-year or 6-month DCA fixed account is credited for one year or six months while your investment is systematically transferred to the variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options. See Dollar Cost Averaging (below) for more information.

You may reallocate money to a fixed account option (other than the DCA fixed accounts) or to any of the STRATEGIES after the end of the Guarantee Period. However, if you do not give us different instructions within 30 days after the end of your Guarantee Period, we will keep your money in the fixed account for the same Guarantee Period you previously selected. You will receive the renewal interest rate then in effect for that Guarantee Period.

MARKET VALUE ADJUSTMENT

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 OR 10 YEAR FIXED ACCOUNT OPTIONS, ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION. THIS DISCUSSION DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the three, five, seven or ten year fixed account options before the end of the guarantee period, we make an adjustment to your contract (the "Market Value Adjustment"). This Market Value Adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a rate between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer. Where the market value adjustments is positive, we add the adjustment to your withdrawal or transfer from the fixed account option.

The one year fixed account option and the DCA fixed accounts do not impose a market value adjustment. These fixed account options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see Appendix A for more information on how we calculate the Market Value Adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE

Except as provided in the next sentence with respect to the DCA Account, you can transfer money among the STRATEGIES and the fixed account options by written request or by telephone. Although you may transfer money out of the DCA Account, you may not transfer money into the DCA Account from any STRATEGY or any fixed account option. You can make four transfers every year without incurring a transfer fee. We measure a year from the anniversary of the date we issued your contract. If you make more than four transfers in a year, there is a $25 transfer fee per transfer ($10 in Pennsylvania and Texas). Additionally, transfers out of a multi-year fixed account option may be subject to a market value adjustment.

The minimum amount you can transfer is $500 or a lesser amount if you transfer the entire balance from a STRATEGY or a fixed account option. If any money will remain in a STRATEGY or fixed account option after making a transfer, it must be at least $500. Your request for transfer must clearly state which STRATEGY(IES) and/or fixed account option(s) are involved and the amount you want to transfer. Please see the section below on Dollar Cost Averaging for specific rules regarding the DCA Account.

We will accept transfers by telephone unless you specify otherwise on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. We have in place procedures to provide reasonable assurance that instructions given to us by telephone are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error. If we fail to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

Upon implementation of internet account transfers we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging Program allows you to systematically transfer a set percentage or amount from any STRATEGY or the one year fixed account option (we call these source accounts) to another STRATEGY. You can also select to transfer the entire value in a STRATEGY or the one year fixed investment option in a stated number of transfers. Transfers may be monthly or quarterly. You can change the amount or frequency at any time by notifying us in writing. The minimum transfer amount is $500, unless you use the DCA fixed accounts (see below).

When you make either your initial Purchase Payment or a subsequent Purchase Payment and want to participate in the Dollar Cost Averaging Program with that money, you may also use a DCA fixed account as a source account. You cannot transfer money from a STRATEGY or other fixed investment option into a DCA fixed account.

When the one-year DCA fixed account is used for the DCA Program, all of your money in the one-year DCA fixed account will be transferred to the STRATEGY(IES) you select in either monthly or quarterly transfers (as selected by you) by the end of the one year period for which the interest rate is guaranteed (one year from the date of your deposit). Once selected, you cannot change the frequency. When the six-month DCA fixed account is used, all of the money you allocate to the six-month DCA fixed account is transferred to the STRATEGY(IES) you select in monthly transfers by the end of the six month period for which the interest rate is guaranteed.

The minimum amount that may be allocated to a DCA fixed account is $500 and the minimum amount that may be transferred from a DCA fixed account to the STRATEGY(IES) you select is $100. Therefore, if the amount allocated to a DCA fixed account is such that the transfer amount under the frequency selected would fail to meet the $100 minimum transfer requirement, the number of transfers under the program would be reduced to comply with the minimum transfer requirement. For example, if you allocate $500 to the six-month DCA fixed account, your money will be transferred out over a period of five months.

If you want to stop participation in the Dollar Cost Averaging Program and you are using a DCA fixed account as your source account, we will either transfer your money to the STRATEGY(IES) or fixed investment option(s) you select, or, in the absence of express instructions, we will transfer your money to the one year fixed investment option which will earn interest at the rate then being offered for new purchase payments for a period of one year.

By allocating amounts to the STRATEGIES on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. However, there is no assurance that you will earn a greater profit. You are still subject to loss in a declining market. Dollar cost averaging involves continuous investment in securities regardless of fluctuating price levels. You should consider your financial ability to continue to invest through periods of low prices.

Transfers under this program are not counted against your four free transfers per year. In addition, any transfer to the one-year fixed investment option upon termination of this program will not be counted against your four free transfers.

We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:

    Assume that you want to gradually move $750 each quarter from the Conservative Growth STRATEGY to the Growth STRATEGY over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

 QUARTER   ACCUMULATION UNIT    UNITS PURCHASED
---------  -----------------  -------------------
    1          $    7.50                 100
    2          $    5.00                 150
    3          $   10.00                  75
    4          $    7.50                 100
    5          $    5.00                 150
    6          $    7.50                 100

    You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more STRATEGY(IES) without putting the amount of your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and STRATEGY(IES). You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the STRATEGY(IES) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:

    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the STRATEGY(IES), as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Seasons Series Trust shares. However, when the underlying investment portfolios of the Seasons Series Trust solicit proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If any of the STRATEGY(IES) become unavailable for investment, we may be required to substitute shares of another STRATEGY. We will seek prior approval of the SEC and give you notice before doing this.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

    - by making a partial or total withdrawal, and/or;

    - by receiving income payments during the Income Phase. (SEE INCOME OPTIONS PAGE 20.)

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. (SEE EXPENSES PAGE 18.)

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract we will recoup any surrender charges which would have been due if your free withdrawal had not been free.

Generally, each contract year you may withdraw up to 10% of your Purchase Payments which are subject to a withdrawal charge free of any withdrawal charge. This is the free withdrawal amount.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return your contract value less any applicable fees and charges.

Under most circumstances, the minimum partial withdrawals amount is $1,000. We require that the value left in any STRATEGY or fixed account be at least $500, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each STRATEGY and fixed account option in which your contract is invested.

Washington residents should consult their financial adviser for additional information.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to six months.

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of the free withdrawal amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE, INCLUDING SYSTEMATIC WITHDRAWALS.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS


Certain qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES PAGE 26 for a more detailed explanation.


DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die before beginning the Income Phase of your contract, we will pay a death benefit to your Beneficiary.

If you should die prior to reaching age 75 or, in the case of joint owners, if an owner should die prior to the youngest owner reaching age 75, the death benefit will be equal to the greater of:

    1. The value of your contract at the time we receive adequate proof of death and the Beneficiary's election as to how the benefit should be paid; or

    2. Total Purchase Payments less withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until the date of death, plus any Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after the date of death.

If the contract was issued after your 75th birthday or if you should die after you reach age 75, or, in the case of joint owners, if the contract was issued after both owners' 75th birthday or if an owner dies after the youngest owner reaches age 75, the death benefit will be the greater of:

    1. The value of your contract at the time we receive adequate proof of death and the Beneficiary's election as to how the death benefit will be paid; or

    2. Total Purchase Payments received by us before age 75 (in the case of joint owners, before the younger owner reaches age 75) less any withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until your 75th birthday (or, if there is a joint owner, the 75th Birthday of the youngest owner), plus any subsequent Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after your 75th birthday.

The death benefit is not paid after you switch to the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit must begin payment immediately upon receipt of all necessary documents and, in any event, must be paid within 5 years of the date of death. The Beneficiary may elect to have the death benefit payable in the form of an annuity. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of your death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.

The death benefit will be paid out when we receive adequate proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or
(4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

DEATH OF THE ANNUITANT

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return.We will not increase the contract maintainance fee and withdrawal charges. However, the investment charges under you contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.40% annually, of the value of your contract invested in the STRATEGIES. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

The contract provides a Free Withdrawal Amount every year (SEE ACCESS TO YOUR MONEY PAGE 16). If you take money out in excess of the Free Withdrawal Amount, you may incur a withdrawal charge.


We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for seven complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a purchase payment is in the contract, as follows:


      YEAR           1       2       3       4       5       6       7       8
-----------------  -----   -----   -----   -----   -----   -----   -----   -----
WITHDRAWAL CHARGE    7%      6%      6%      5%      4%      3%      2%      0%

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.


We will not assess a withdrawal charge for money withdrawn to pay a death benefit.



Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES PAGE 26.


INVESTMENT CHARGES

Charges are deducted from the assets of the investment portfolios underlying the STRATEGIES for the advisory and other expenses of the portfolios. THE FEE TABLES BEGINNING ON PAGE 4 ILLUSTRATE THESE CHARGES AND EXPENSES. FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE TRUST, ENCLOSED OR ATTACHED.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We will deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit four free transfers between investment options, every contract year. We charge you $25 for each transfer over four in any one year ($10 in Pennsylvania and Texas). We deduct the transfer fee from the STRATEGY and/or fixed account option from which you request the transfer. SEE INVESTMENT OPTIONS PAGE 8.


PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX B provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, its affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except to the extent discussed under Option 5, once you begin receiving income payments you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES PAGE 26.

INCOME OPTIONS

Currently, this Contract offers 5 Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity factors set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the guaranteed payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

ALLOCATION OF INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of your STRATEGIES.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the STRATEGIES only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount.

INCOME PAYMENTS

If you are invested in the STRATEGIES after the Annuity date, your income payments will vary depending on four things:

    - for life options, your age when payments begin, and;

    - the value of your contract in the STRATEGIES on the Annuity Date, and;

    - the 3.5% assumed investment rate used in the annuity table for the contract, and;

    - the performance of the STRATEGIES in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the STRATEGIES after the Annuity Date, the allocation of funds between the fixed accounts and STRATEGIES also impacts the amount of your annuity payments.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

TRANSFERS DURING THE INCOME PHASE

You may transfer money among the STRATEGIES during the Income Phase. Transfers are subject to the same limitations as transfers during the Accumulation Phase. However, you may not transfer money from the fixed account into the STRATEGIES or from the STRATEGIES into the fixed accounts during the Income Phase. SEE EXPENSES PAGE 18.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.


Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income payments.


TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10

Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when you: (1) reach age 59 1/2; (2) leave your job; (3) die; (4) becomes disabled (as defined in the IRC); or (5) in the case of hardship. In the case of hardship, you can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

If you have a Qualified contract, distributions must begin by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should contact your tax advisor for more information.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

For each STRATEGY we will show performance against a comparison index which is made up of the S&P 500 Index, the Lehman Brothers Corporate/Government Index and the Lipper Money Market Index. The comparison index will blend the referenced indices in proportion to the neutral allocation of stocks, bonds and cash within each STRATEGY as indicated on pages 9 and 10 of this prospectus.

Additionally, we may show performance of each STRATEGY in comparison to various appropriate indexes and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.

OTHER INFORMATION
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Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalAmerica Life Insurance Company, SunAmerica National Life Insurance Company, SunAmerica Asset Management, Imperial Premium Finance, Inc., Resources Trust Company, and five broker-dealers, specialize in retirement savings and investment products and services. Business focuses includes, fixed and variable annuities, mutual funds, premium finance, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.25% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

YEAR 2000

We rely significantly on computer systems and applications in our daily operations. Many of our systems are not presently year 2000 compliant, which means that because they have historically used only two digits to identify the year in a date, they will fail to distinguish dates in the "2000s" from dates in the "1900s." Anchor National's business, financial condition and results of operations could be materially and adversely affected by the failure of our systems and applications (and those operated by third parties interfacing with our systems and applications) to properly operate or manage these dates.

Anchor National has a coordinated plan to repair or replace these noncompliant systems and to obtain similar assurances from third parties interfacing with our systems and applications. In fiscal 1997, the Company recorded on its books, a $6.2 million provision for estimated programming costs to repair noncompliant systems. We are making expenditures which we expect will ultimately total $5.0 million to replace certain other noncompliant systems. Total expenditures relating to the replacement of noncompliant systems will be capitalized by the Company as software costs and will be amortized over future periods. Both phases of the project are progressing according to plan and we expect to substantially complete them by the end of calendar 1998. We will test both the repaired and replacement systems during calendar 1999.

In addition, we distributed a year 2000 questionnaire to our significant suppliers, distributors, financial institutions, lessors and others we do business with to evaluate their year 2000 compliance plans and state of readiness and to determine how our systems and applications may be affected by their failure to solve their own year 2000 issues. To date, however, we have only received preliminary feedback from such parties and have not independently confirmed any information received from other parties with respect to the year 2000 issues. Therefore, we cannot assure that such other parties will complete their year 2000 conversions in a timely fashion or will not suffer a year 2000 business disruption that may adversely affect our financial condition and results of operations.

Because we expect to complete our year 2000 conversion prior to any potential disruption to our business, we have not developed a comprehensive year 2000 contingency plan. Anchor National closely monitors the progression of its plan for compliance, and if necessary, would devote additional resources to assure the timely completion of our year 2000 plan. If we determine that our business is at material risk of disruption due to the year 2000 issue or anticipate that we will not complete our year 2000 conversion in a timely fashion, we will work to enhance our contingency plans.

The above statements are forward-looking. The costs of our year 2000 conversion, the date which we have set to complete such conversion and the possible risks associated with the year 2000 issue are based on our current estimates and are subject to various uncertainties that could cause the actual results to differ materially from our expectations. Such uncertainties include, among others, our success in identifying systems and applications that are not year 2000 compliant, the nature and amount of programming required to upgrade or replace each of the affected systems and applications, the availability of qualified personnel, consultants and other resources, and the success of the year 2000 conversion efforts of others.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

ADDITIONAL INFORMATION

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration Statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the Registrations Statement and its exhibits. For further information regarding the Separate Account, Anchor National and its general account, the Portfolios and the contract, please refer to the registration statement and its exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

STATE REGULATION

The Company is subject to regulation and supervision by the insurance regulatory agencies of the states in which it is authorized to transact business. State insurance laws establish supervisory agencies with broad administrative and supervisory powers. Principal among these powers are granting and revoking licenses to transact business, regulating marketing and other trade practices, operating guaranty associations, licensing agents, approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve and valuation requirements, prescribing the form and content of required financial statements and reports, performing financial, market conduct and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, defining acceptable accounting principles, regulating the type, valuation and amount of investments permitted, and limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval.

During the last decade, the insurance regulatory framework has been placed under increased scrutiny by various states, the federal government and the NAIC. Various states have considered or enacted legislation that changes, and in many cases increases, the states' authority to regulate insurance companies. Legislation has been introduced from time to time in Congress that could result in the federal government assuming some role in the regulation of insurance companies or allowing combinations between insurance companies, banks and other entities. In recent years, the NAIC has developed several model laws and regulations designed to reduce the risk of insurance company insolvencies and market conduct violations. These initiatives include investment reserve requirements, risk-based capital ("RBC") standards, codification of insurance accounting principles, new investment standards and restrictions on an insurance company's ability to pay dividends to its stockholders. The NAIC is also currently developing model laws or regulations relating to product design, product reserving standards and illustrations of annuity products. Current proposals are still being debated and the Company is monitoring developments in this area and the effects any changes would have on the Company.

The RBC standards consist of formulas which establish capital requirements relating to insurance, business, assets and interest rate risks, and which help to identify companies which are under-capitalized and require specific regulatory actions in the event an insurer's RBC falls below specified levels. The Company has more than enough statutory capital to meet the NAIC's RBC requirements as of the most recent calendar year-end. The state of Arizona has adopted these RBC standards, and the Company is in compliance with such laws. Further, for statutory reporting purposes, the annuity reserves of the Company are calculated in accordance with statutory requirements and are adequate under current cash-flow testing models.

SunAmerica Asset Management is registered with the Securities and Exchange Commission (the "SEC") as a registered investment advisor under the Investment Advisors Act of 1940. The mutual funds that it markets are subject to regulation under the Investment Company Act of 1940. SunAmerica Asset Management and the mutual funds are subject to regulation and examination by the SEC. In addition, variable annuities and the related separate accounts of the Company are subject to regulation by the SEC under the Securities Act of 1933 and the Investment Company Act of 1940.

The Company's broker-dealer subsidiary is subject to regulation and supervision by the states in which it transacts business, as well as by the SEC and the National Association of Securities Dealers ("NASD"). The SEC and the NASD have broad administrative and supervisory powers relative to all aspects of business and may examine the broker-dealer subsidiary's business and accounts at any time. The SEC also has broad jurisdiction to oversee various activities of the Company and its other subsidiaries.

From time to time, Federal initiatives are proposed that could affect the Company's businesses. Such initiatives include employee benefit plan regulations and tax law changes affecting the taxation of insurance companies and the tax treatment of insurance and other investment products. Proposals made in recent years to limit the tax deferral of annuities or otherwise modify the tax rules related to the treatment of annuities have not been enacted. While certain of such proposals, if implemented, could have an adverse effect on the Company's sales of affected products, and consequently on its results of operations, the Company believes such proposals have a small likelihood of being enacted, because they would discourage retirement savings and there is a strong public and industry opposition to them.

PROPERTIES

The Company's executive offices and its principal office are in leased premises at 1 SunAmerica Center, Los Angeles, California. The Company, through an affiliate, also leases office space in Woodland Hills, California. The Company's broker-dealer and asset management subsidiaries lease offices in New York, New York.

The Company believes that such properties, including the equipment located therein, are suitable and adequate to meet the requirements of its businesses.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and principal officers of Anchor National Life Insurance Company (the "Company") as of December 22, 1998 are listed below, together with information as to their ages, dates of election and principal business occupation during the last five years (if other than their present business occupation).

                                                                    YEAR ASSUMED
                                                                      PRESENT      OTHER POSITIONS AND OTHER BUSINESS
        NAME           AGE           PRESENT POSITION(S)            POSITION(S)    EXPERIENCE WITHIN LAST FIVE YEARS**    FROM-TO
---------------------  ---  --------------------------------------  ------------  -------------------------------------  ---------

     Eli Broad*        65   Chairman, Chief Executive Officer and       1994      Cofounded SAI in 1957
                            President of the Company
                            Chairman, Chief Executive Officer and       1986
                            President of SunAmerica Inc. ("SAI")
   Jay S. Wintrob*     41   Executive Vice President of the             1991      (Joined SAI in 1987)
                            Company                                     1998
                            Vice Chairman and Chief Operating
                            Officer of SAI
  James R. Belardi*    41   Senior Vice President of the Company        1992      (Joined SAI in 1986)
                            Executive Vice President of SAI             1995
 Jana Waring Greer*    46   Senior Vice President of the Company        1991      (Joined SAI in 1974)
                            and SAI
 Peter McMillan, III   41   Director                                              Executive Vice President and Chief     1994-1998
                                                                                  Investment Officer SunAmerica
                                                                                  Investments, Inc. (DE)
                                                                                  Senior Vice President, SunAmerica      1989-1994
                                                                                  Investments, Inc. (DE)
 Scott L. Robinson*    52   Senior Vice President of the Company        1991      (Joined SAI in 1978)
                            Senior Vice President and Controller        1991
                            of SAI
  Susan L. Harris*     41   Senior Vice President and Secretary of      1994      Vice President, General Counsel-       1994-1995
                            the Company                                           Corporate Affairs and Secretary of
                            Senior Vice President, General Counsel      1995      SAI                                    1989-1994
                            and Secretary of SAI                                  Vice President, Associate General
                                                                                  Counsel and Secretary of SAI
                                                                                  (Joined SAI in 1985)
    James Rowan*       36   Senior Vice President of the Company        1996      Vice President of SAI                  1993-1995
                            Senior Vice President of SAI                1995      (Joined SAI in 1992)
   N. Scott Gillis     45   Senior Vice President and Controller        1994      Vice President and Controller,         1989-1994
                            of the Company                                        SunAmerica Life Companies (SLC)
                            Vice President of SAI                       1997      (Joined SAI in 1985)
 Edwin R. Reoliquio    41   Senior Vice President and Chief             1995      Vice President and Actuary, SLC        1990-1995
                            Actuary of the Company
   Victor E. Akin      34   Senior Vice President of the Company        1996      Vice President, SLC                    1995-1996
                                                                                  Director, Product Development, SLC     1994-1995
                                                                                  Manager, Business Development, SLC     1993-1994
  Scott H. Richland    36   Vice President of the Company               1994      Senior Vice President and Treasurer    1997-1998
                            Senior Vice President of SAI                1997      of SAI
                                                                                  Vice President and Treasurer of SAI    1995-1997
                                                                                  Vice President and Assistant           1994-1995
                                                                                  Treasurer of SAI
                                                                                  Assistant Treasurer of SAI             1993-1994
                                                                                  (Joined SAI in 1990)
  David R. Bechtel     31   Vice President and Treasurer of the         1998      Vice President, Deutsche Morgan        1996-1998
                            Company                                               Grenfell, Inc.
                            Vice President and Treasurer of SAI         1998      Associate, UBS Securities LLC          1995-1996
                                                                                  Associate, Wachtell Lipton Rosen &       1994
                                                                                  Katz                                   1993-1994
                                                                                  Associate, Wells Fargo Nikko
                                                                                  Investment Advisers
  J. Franklin Grey     46   Vice President of the Company               1994      Director, Institutional Marketing      1991-1994
                                                                                  Capital Holding Corp. (Providian)
   Keith B. Jones      47   Vice President of the Company               1992      (Joined SAI in 1986)
Michael L. Lindquist   45   Vice President of the Company               1993      (Joined SAI in 1983)
Edward P. Nolan, Jr.   49   Vice President of the Company               1993      (Joined SAI in 1989)
 Gregory M. Outcalt    36   Vice President of the Company               1993      (Joined SAI in 1986)

 * Also serves as a director
** Unless otherwise indicated, officers
and positions are with SunAmerica Inc.

EXECUTIVE COMPENSATION

All of the executive officers of the Company also serve as employees of SunAmerica Inc. or its affiliates and receive no compensation directly from the Company. Some of the officers also serve as officers of other companies affiliated with the Company. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of the Company.

The following table shows the cash compensation paid or earned, based on these allocations, to the chief executive officer and top four executive officers of the Company whose allocated compensation exceeds $100,000 for services rendered in all capacities to the Company during 1998:

Name of Individual
or                                                                       Allocated Cash
Number in Group       Capacities in Which Served                          Compensation
--------------------  -----------------------------------------------    --------------
Eli Broad             Chairman, Chief Executive Officer and President      $1,482,778
Jay S. Wintrob        Executive Vice President                                857,524
Jana Waring Greer     Senior Vice President                                   775,001
Peter McMillan        Director                                                421,457
James R. Belardi      Senior Vice President                                   408,949

Directors of the Company who are also employees of SunAmerica Inc. or its affiliates receive no compensation in addition to their compensation as employees of SunAmerica Inc. or its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


No shares of the Company are owned by any executive officer or director. The Company is an indirect wholly owned subsidiary of SunAmerica Inc., which is a wholly owned subsidiary of American International Group, Inc.

SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

FINANCIALS

The following selected consolidated financial data of the Company and its subsidiaries should be read in conjunction with the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, both of which are included elsewhere herein.

                                                                          YEARS ENDED SEPTEMBER 30,
                                                    ----------------------------------------------------------------------
                                                        1998           1997           1996          1995          1994
                                                    -------------  -------------  ------------  ------------  ------------
                                                                                (IN THOUSANDS)
RESULTS OF OPERATIONS
Net investment income                               $      86,872  $      73,201  $     56,843  $     50,083  $     58,996
Net realized investment gains (losses)                     19,482        (17,394)      (13,355)       (4,363)      (33,713)
Fee income                                                290,362        213,146       169,505       145,105       141,753
General and administrative expenses                       (96,102)       (98,802)      (81,552)      (64,457)      (54,363)
Amortization of deferred acquisition costs                (72,713)       (66,879)      (57,520)      (58,713)      (44,195)
Annual commissions                                        (18,209)        (8,977)       (4,613)       (2,658)       (1,158)
                                                    -------------  -------------  ------------  ------------  ------------
Pretax income                                             209,692         94,295        69,308        64,997        67,320
  Income tax expense                                      (71,051)       (31,169)      (24,252)      (25,739)      (22,705)
                                                    -------------  -------------  ------------  ------------  ------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING FOR INCOME TAXES                              138,641         63,126        45,056        39,258        44,615
Cumulative effect of change in accounting for
 income taxes                                            --             --             --            --            (20,463)
                                                    -------------  -------------  ------------  ------------  ------------
NET INCOME                                          $     138,641  $      63,126  $     45,056  $     39,258  $     24,152
                                                    -------------  -------------  ------------  ------------  ------------
                                                    -------------  -------------  ------------  ------------  ------------
FINANCIAL POSITION
Investments                                         $   2,734,742  $   2,608,301  $  2,329,232  $  2,114,908  $  1,632,072
Variable annuity assets held in separate accounts      11,133,569      9,343,200     6,311,557     5,230,246     4,486,703
Deferred acquisition costs                                539,850        536,155       443,610       383,069       416,289
Other assets                                              118,203         83,283       120,136        55,474        67,062
                                                    -------------  -------------  ------------  ------------  ------------
TOTAL ASSETS                                        $  14,526,364  $  12,570,939  $  9,204,535  $  7,783,697  $  6,602,126
                                                    -------------  -------------  ------------  ------------  ------------
                                                    -------------  -------------  ------------  ------------  ------------
Reserves for fixed annuity contracts                $   2,189,272  $   2,098,803  $  1,789,962  $  1,497,052  $  1,437,488
Reserves for guaranteed investment contracts              282,267        295,175       415,544       277,095       --
Variable annuity liabilities related to separate
 accounts                                              11,133,569      9,343,200     6,311,557     5,230,246     4,486,703
Other payables and accrued liabilities                    133,647        155,256        96,196       227,953       195,134
Subordinated notes payable to Parent                       39,182         36,240        35,832        35,832        34,712
Deferred income taxes                                      95,758         67,047        70,189        73,459        64,567
Shareholder's equity                                      652,669        575,218       485,255       442,060       383,522
                                                    -------------  -------------  ------------  ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY          $  14,526,364  $  12,570,939  $  9,204,535  $  7,783,697  $  6,602,126
                                                    -------------  -------------  ------------  ------------  ------------
                                                    -------------  -------------  ------------  ------------  ------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's discussion and analysis of financial condition and results of operations of Anchor National Life Insurance Company (the "Company") for the three years in the period ended September 30, 1998 follows. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission (the "SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation. Others may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. The Company disclaims any obligation to update forward-looking information.

RESULTS OF OPERATIONS

NET INCOME totaled $138.6 million in 1998, compared with $63.1 million in 1997 and $45.1 million in 1996.

PRETAX INCOME totaled $209.7 million in 1998, $94.3 million in 1997 and $69.3 million in 1996. The 122.4% improvement in 1998 over 1997 primarily resulted from increased fee income and higher net realized investment gains, partially offset by increased annual commissions and increased amortization of deferred acquisition costs. The 36.1% improvement in 1997 over 1996 primarily resulted from increased fee income and net investment income, partially offset by higher general and administrative expenses and increased amortization of deferred acquisition costs.

NET INVESTMENT INCOME, which is the spread between the income earned on invested assets and the interest paid on fixed annuities and other interest-bearing liabilities, increased to $86.9 million in 1998 from $73.2 million in 1997 and $56.8 million in 1996. These amounts represent 3.34% on average invested assets (computed on a daily basis) of $2.60 billion in 1998, 2.77% on average invested assets of $2.65 billion in 1997 and 2.59% on average invested assets of $2.19 billion in 1996.

Net investment spreads include the effect of income earned on the excess of average invested assets over average interest-bearing liabilities. This excess amounted to $140.4 million in 1998, $126.5 million in 1997 and $142.9 million in 1996. The difference between the Company's yield on average invested assets and the rate paid on average interest-bearing liabilities (the "Spread Difference") was 3.04% in 1998, 2.51% in 1997 and 2.25% in 1996.

Investment income (and the related yields on average invested assets) totaled $222.0 million (8.53%) in 1998, compared with $210.8 million (7.97%) in 1997 and
$164.6 million (7.50%) in 1996. These increased yields in 1998 and 1997 include the effects of an increasing proportion of mortgage loans in the Company's portfolio. On average, mortgage loans have higher yields than that of the Company's overall portfolio. In addition, the Company experienced higher returns on its investments in partnerships, particularly in 1998. The increase in investment income in 1997 also reflects an increase in average invested assets.

Partnership income increased to $24.3 million (a yield of 174.85% on related average assets of $13.9 million) in 1998, compared with $6.7 million (a yield of 15.28% on related average assets of $44.0 million) in 1997 and $4.1 million (a yield of 10.12% on related average assets of $40.2 million) in 1996. Partnership income is based primarily upon cash distributions received from limited partnerships, the operations of which the Company does not influence. Consequently, such income is not predictable and there can be no assurance that the Company will realize comparable levels of such income in the future.

Total interest expense equalled $135.1 million in 1998, $137.6 million in 1997 and $107.8 million in 1996. The average rate paid on all interest-bearing liabilities was 5.49% in 1998, compared with 5.46% in 1997 and 5.25% in 1996. Interest-bearing liabilities averaged $2.46 billion during 1998, compared with $2.52 billion during 1997 and $2.05 billion during 1996. The increases in the overall rates paid on interest-bearing liabilities primarily resulted from the impact of certain promotional one-year interest rates offered on the fixed account portion of the Company's Polaris and Seasons variable annuity products.

The modest decline in average invested assets in 1998 reflects a similar modest decline in average interest-bearing liabilities, which results from the net effect of increased sales of the Company's fixed rate products and net exchanges from fixed accounts into the separate accounts of variable annuity contracts. Fixed annuity premiums totaled $1.51 billion in 1998, compared with $1.10 billion in 1997 and $741.8 million in 1996, and are largely premiums for the fixed accounts of variable annuities. These amounts represent 72%, 61% and 50% of the fixed annuity reserve balances at the beginning of the respective periods. The premiums for the fixed accounts of variable annuities have increased primarily because of increased sales of the Company's variable annuity products and greater inflows into the one-year fixed account and the new six-month fixed account of these products, which are used for dollar cost averaging into the variable accounts. Accordingly, the Company anticipates that it will see a large portion of these premiums transferred into the variable funds.

Guaranteed investment contract ("GIC") premiums totaled $5.6 million in 1998, $55.0 million in 1997 and $135.0 million in 1996. GIC surrenders and maturities totaled $36.3 million in 1998, $198.1 million in 1997 and $16.5 million in 1996. The Company does not actively market GICs; consequently, premiums and surrenders may vary substantially from period to period. The GICs issued by the Company generally guarantee the payment of principal and interest at fixed or variable rates for a term of three to five years. GICs that are purchased by banks for their long-term portfolios or by state and local governmental entities either prohibit withdrawals or permit scheduled book value withdrawals subject to the terms of the underlying indenture or agreement. GICs purchased by asset management firms for their short-term portfolios either prohibit withdrawals or permit withdrawals with notice ranging from 90 to 270 days. In pricing GICs, the Company analyzes cash flow information and prices accordingly so that it is compensated for possible withdrawals prior to maturity.

NET REALIZED INVESTMENT GAINS totaled $19.5 million in 1998, compared with net realized investment losses of $17.4 million in 1997 and $13.4 million in 1996. Net realized investment gains (losses) include impairment writedowns of $13.1 million in 1998, $20.4 million in 1997 and $16.0 million in 1996. Thus, net gains from sales and redemptions of investments totaled $32.6 million in 1998, $3.0 million in 1997 and $2.6 million in 1996.

The Company sold or redeemed invested assets, principally bonds and notes, aggregating $2.23 billion in 1998, $2.62 billion in 1997 and $1.60 billion in 1996, respectively. Sales of investments result from the active management of the Company's investment portfolio. Because redemptions of investments are generally involuntary and sales of investments are made in both rising and falling interest rate environments, net gains from sales and redemptions of investments fluctuate from period to period, and represent 1.25%, 0.11% and 0.12% of average invested assets for 1998, 1997 and 1996, respectively. Active portfolio management involves the ongoing evaluation of asset sectors, individual securities within the investment portfolio and the reallocation of investments from sectors that are perceived to be relatively overvalued to sectors that are perceived to be relatively undervalued. The intent of the Company's active portfolio management is to maximize total returns on the investment portfolio, taking into account credit, option, liquidity and interest-rate risk.

Impairment writedowns include $9.4 million of provisions applied to partnerships during 1998 and $15.7 million and $15.2 million of provisions applied to non-income producing land owned in Arizona during 1997 and 1996, respectively. The statutory carrying value of this land had been guaranteed by the Company's ultimate Parent, SunAmerica Inc. ("SunAmerica"). SunAmerica made a capital contribution of $28.4 million on December 31, 1996 to the Company through the Company's direct parent in exchange for the termination of its guaranty with respect to this land. Accordingly, the Company reduced the carrying value of this land to estimated fair value to reflect the full termination of the guaranty. Impairment writedowns represent 0.50%, 0.77% and 0.73% of average invested assets for 1998, 1997 and 1996, respectively. For the five years ended September 30, 1998, impairment writedowns as a percentage of average invested assets have ranged from 0.28% to 0.91% and have averaged 0.64%. Such writedowns are based upon estimates of the net realizable value of the applicable assets. Actual realization will be dependent upon future events.

VARIABLE ANNUITY FEES are based on the market value of assets in separate accounts supporting variable annuity contracts. Such fees totaled $200.9 million in 1998, $139.5 million in 1997 and $104.0 million in 1996. These increased fees reflect growth in average variable annuity assets, due to increased market values, the receipt of variable annuity premiums and net exchanges into the separate accounts from the fixed accounts of variable annuity contracts, partially offset by surrenders. Variable annuity fees represent 1.9%, 1.8% and 1.8% of average variable annuity assets for 1998, 1997 and 1996, respectively. Variable annuity assets averaged $10.70 billion during 1998, $7.55 billion during 1997 and $5.70 billion during 1996. Variable annuity premiums, which exclude premiums allocated to the fixed accounts of variable annuity products, have aggregated $1.82 billion in 1998, $1.27 billion in 1997 and $919.8 million in 1996. These amounts represent 19%, 20% and 18% of variable annuity reserves at the beginning of the respective periods.

Sales of variable annuity products (which include premiums allocated to the fixed accounts) ("Variable Annuity Product Sales") amounted to $3.33 billion, $2.37 billion and $1.66 billion in 1998, 1997 and 1996, respectively, and primarily reflect sales of the Company's flagship variable annuity, Polaris. Polaris is a multimanager variable annuity that offers investors a choice of 26 variable funds and 7 guaranteed fixed-rate funds. Increases in Variable Annuity Product Sales are due, in part, to market share gains through enhanced distribution efforts and growing consumer demand for flexible retirement savings products that offer a variety of equity, fixed income and guaranteed fixed account investment choices. In recent weeks, subsequent to the Company's fiscal year end, sales of variable annuities have slowed as investors paused to reevaluate their investment decisions in light of volatile markets. The Company believes that fluctuating market conditions increase the value of financial planning services and make the flexibility and security of variable annuities even more attractive.

The Company has encountered increased competition in the variable annuity marketplace during recent years and anticipates that the market will remain highly competitive for the foreseeable future. Also, from time to time, Federal initiatives are proposed which could affect the taxation of variable annuities and annuities generally.

NET RETAINED COMMISSIONS are primarily derived from commissions on the sales of nonproprietary investment products by the Company's broker-dealer subsidiary, after deducting the substantial portion of such commissions that is passed on to registered representatives. Net retained commissions totaled $48.6 million in 1998, $39.1 million in 1997 and $31.5 million in 1996. Broker-dealer sales (mainly sales of general securities, mutual funds and annuities) totaled $14.37 billion in 1998, $11.56 billion in 1997 and $8.75 billion in 1996. The increases in sales and net retained commissions reflect higher average production per representative and generally favorable market conditions and, in 1997, a greater number of registered representatives due primarily to the transfer of representatives from an affiliated broker-dealer. Increases in net retained commissions may not be proportionate to increases in sales primarily due to differences in sales mix.

SURRENDER CHARGES on fixed and variable annuities totaled $7.4 million in 1998, $5.5 million in 1997 and $5.2 million in 1996. Surrender charges generally are assessed on annuity withdrawals at declining rates during the first seven years of an annuity contract. Withdrawal payments, which include surrenders and lump-sum annuity benefits, totaled $1.14 billion in 1998, $1.06 billion in 1997 and $898.0 million in 1996. These payments represent 9.0%, 11.2% and 12.4%, respectively, of average fixed and variable annuity reserves. Withdrawals include variable annuity withdrawals from the separate accounts totaling $952.1 million (8.9% of average variable annuity reserves), $822.0 million (10.9% of average variable annuity reserves) and $634.1 million (11.2% of average variable reserves) in 1998, 1997 and 1996, respectively. Management anticipates that withdrawal rates will remain relatively stable for the foreseeable future.

ASSET MANAGEMENT FEES, which include investment advisory fees and 12b-1 distribution fees, are based on the market value of assets managed in mutual funds by SunAmerica Asset Management Corp. Such fees totaled $29.6 million on average assets managed of $2.89 billion in 1998, $25.8 million on average assets managed of $2.34 billion in 1997 and $25.4 million on average assets managed of $2.14 billion in 1996. Asset management fees are not proportionate to average assets managed, principally due to changes in product mix. Sales of mutual funds, excluding sales of money market accounts, aggregated $853.6 million in 1998, compared with $454.8 million in 1997 and $223.4 million in 1996. The significant increases in sales principally resulted from sales of the Company's "Style Select Series" product (which was introduced in November 1996) and the introduction in June 1998 of the "Dogs" of Wall Street. The "Style Select Series" is a group of mutual funds which are each managed by three industry-recognized fund managers. The "Dogs" of Wall Street fund contains 30 large capitalization value stocks which are selected by strict criteria. Sales of these products totaled $611.1 million in 1998, compared with $267.8 million in 1997, reflecting the addition of five new Style Select funds, which more than doubled the number of Style Select funds to nine, and generally favorable market conditions. Redemptions of mutual funds, excluding redemptions of money market accounts, amounted to $402.5 million in 1998, $412.8 million in 1997 and $379.9 million in 1996, which represent 17.5%, 22.0% and 21.4%, respectively, of average mutual fund assets.

GENERAL AND ADMINISTRATIVE EXPENSES totaled $96.1 million in 1998, compared with $98.8 million in 1997 and $81.6 million in 1996. General and administrative expenses remain closely controlled through a company-wide cost containment program and continue to represent less than 1% of average total assets.

AMORTIZATION OF DEFERRED ACQUISITION COSTS totaled $72.7 million in 1998, compared with $66.9 million in 1997 and $57.5 million in 1996. The increases in amortization were primarily due to additional fixed and variable annuity and mutual fund sales and the subsequent amortization of related deferred commissions and other direct selling costs.

ANNUAL COMMISSIONS represent renewal commissions paid quarterly in arrears to maintain the persistency of certain of the Company's variable annuity contracts. Substantially all of the Company's currently available variable annuity products allow for an annual commission payment option in return for a lower immediate commission. Annual commissions totaled $18.2 million in 1998, $9.0 million in 1997 and $4.6 million in 1996. The increases in annual commissions since 1996 reflect increased sales of annuities that offer this commission option and gradual expiration of the initial fifteen-month periods before such payments begin. The Company estimates that approximately 50% of the average balances of its variable annuity products is currently subject to such annual commissions. Based on current sales, this percentage is expected to increase in future periods.

INCOME TAX EXPENSE totaled $71.1 million in 1998, compared with $31.2 million in 1997 and $24.3 million in 1996, representing effective tax rates of 34% in 1998, 33% in 1997 and 35% in 1996.

FINANCIAL CONDITION AND LIQUIDITY

SHAREHOLDER'S EQUITY increased 13.5% to $652.7 million at September 30, 1998 from $575.2 million at September 30, 1997, primarily due to $138.6 million of net income recorded in 1998, which was partially offset by $51.2 million of dividends paid in April 1998 and a $10.0 million decrease in net unrealized gains on debt and equity securities available for sale.

INVESTED ASSETS at September 30, 1998 totaled $2.73 billion, compared with $2.61 billion at September 30, 1997. The Company manages most of its invested assets internally. The Company's general investment philosophy is to hold fixed-rate assets for long-term investment. Thus, it does not have a trading portfolio. However, the Company has determined that all of its portfolio of bonds, notes and redeemable preferred stocks (the "Bond Portfolio") is available to be sold in response to changes in market interest rates, changes in relative value of asset sectors and individual securities, changes in prepayment risk, changes in the credit quality outlook for certain securities, and the Company's need for liquidity and other similar factors.

THE BOND PORTFOLIO, which constitutes 71% of the Company's total investment portfolio, had an aggregate fair value that exceeded its amortized cost by $19.9 million at September 30, 1998, compared with an excess of $43.7 million at September 30, 1997. The decline in the unrealized gain of the Bond Portfolio in 1998 was due to changes in market value of portions of the non-investment-grade portfolio.

At September 30, 1998, the Bond Portfolio (excluding $6.9 million of redeemable preferred stocks) included $1.90 billion of bonds rated by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR"), Fitch Investors Service, L.P. ("Fitch") or the National Association of Insurance Commissioners ("NAIC"), and $53.6 million of bonds rated by the Company pursuant to statutory ratings guidelines established by the NAIC. At September 30, 1998, approximately $1.78 billion of the Bond Portfolio was investment grade, including $672.1 million of U.S. government/agency securities and mortgage-backed securities ("MBSs").

At September 30, 1998, the Bond Portfolio included $167.6 million of bonds that were not investment grade. These non-investment-grade bonds accounted for 1.2% of the Company's total assets and 6.1% of its invested assets.

Non-investment-grade securities generally provide higher yields and involve greater risks than investment-grade securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment-grade issuers. In addition, the trading market for these securities is usually more limited than for investment-grade securities. The Company had no material concentrations of non-investment-grade securities at September 30, 1998.

The table on the next page summarizes the Company's rated bonds by rating classification as of September 30, 1998.

                      RATED BONDS BY RATING CLASSIFICATION
                             (Dollars in thousands)

                                                                ISSUES NOT RATED BY S&P/MOODY'S/
          ISSUES RATED BY S&P/MOODY'S/DCR/FITCH                    DCR/FITCH, BY NAIC CATEGORY                   TOTAL
----------------------------------------------------------  -----------------------------------------  --------------------------
 S&P/(MOODY'S)/[DCR]/{FITCH}     AMORTIZED     ESTIMATED                       AMORTIZED   ESTIMATED    AMORTIZED     ESTIMATED
         CATEGORY (1)               COST       FAIR VALUE   NAIC CATEGORY (2)     COST     FAIR VALUE      COST       FAIR VALUE
------------------------------  ------------  ------------  -----------------  ----------  ----------  ------------  ------------
AAA+ to A-
  (Aaa to A3)
  [AAA to A-]
  {AAA to A-}                   $    999,052  $  1,025,861              1      $  180,548  $  192,187  $  1,179,600  $  1,218,048
BBB+ to BBB-
  (Baal to Baa3)
  [BBB+ to BBB-]
  {BBB+ to BBB-}                     420,087       418,723              2         145,025     143,532       565,112       562,255
BB+ to BB-
  (Ba1 to Ba3)
  [BB+ to BB-]
  {BB+ to BB-}                        43,156        39,179              3          10,181       9,917        53,337        49,096
B+ to B-
  (B1 to B3)
  [B+ to B-]
  {B+ to B-}                         113,376       102,375              4          12,954      12,065       126,330       114,440
CCC+ to C
  (Caa to C)
  [CCC]
  {CCC+ to C-}                           760           655              5           3,500       3,274         4,260         3,929
CI to D
  [DD]
  {D}                                      0             0              6              99          99            99            99
                                ------------  ------------                     ----------  ----------  ------------  ------------
TOTAL RATED ISSUES              $  1,576,431  $  1,586,793                     $  352,307  $  361,074  $  1,928,738  $  1,947,867
                                ------------  ------------                     ----------  ----------  ------------  ------------
                                ------------  ------------                     ----------  ----------  ------------  ------------

          ISSUES RATED BY S&P/
------------------------------  PERCENT OF
 S&P/(MOODY'S)/[DCR]/{FITCH}     INVESTED
         CATEGORY (1)             ASSETS
------------------------------  -----------
AAA+ to A-
  (Aaa to A3)
  [AAA to A-]
  {AAA to A-}                        44.54%
BBB+ to BBB-
  (Baal to Baa3)
  [BBB+ to BBB-]
  {BBB+ to BBB-}                     20.56
BB+ to BB-
  (Ba1 to Ba3)
  [BB+ to BB-]
  {BB+ to BB-}                        1.80
B+ to B-
  (B1 to B3)
  [B+ to B-]
  {B+ to B-}                          4.18
CCC+ to C
  (Caa to C)
  [CCC]
  {CCC+ to C-}                        0.14
CI to D
  [DD]
  {D}                               --
TOTAL RATED ISSUES

------------------------

(1) S&P and Fitch rate debt securities in rating categories ranging from AAA (the highest) to D (in payment default). A plus (+) or minus (-) indicates the debt's relative standing within the rating category. A security rated BBB- or higher is considered investment grade. Moody's rates debt securities in rating categories ranging from Aaa (the highest) to C (extremely poor prospects of ever attaining any real investment standing). The number 1, 2 or 3 (with 1 the highest and 3 the lowest) indicates the debt's relative standing within the rating category. A security rated Baa3 or higher is considered investment grade. DCR rates debt securities in rating categories ranging from AAA (the highest) to DD (in payment default). A plus (+) or minus (-) indicates the debt's relative standing within the rating category. A security rated BBB- or higher is considered investment grade. Issues are categorized based on the highest of the S&P, Moody's, DCR and Fitch ratings if rated by multiple agencies.

(2) Bonds and short-term promissory instruments are divided into six quality categories for NAIC rating purposes, ranging from 1 (highest) to 5 (lowest) for nondefaulted bonds plus one category, 6, for bonds in or near default. These six categories correspond with the S&P/Moody's/DCR/Fitch rating groups listed above, with categories 1 and 2 considered investment grade. The NAIC categories include $53.6 million of assets that were rated by the Company pursuant to applicable NAIC rating guidelines.

Senior secured loans ("Secured Loans") are included in the Bond Portfolio and aggregated $186.6 million at September 30, 1998. Secured Loans are senior to subordinated debt and equity, and are secured by assets of the issuer. At September 30, 1998, Secured Loans consisted of $71.6 million of publicly traded securities and $115.0 million of privately traded securities. These Secured Loans are composed of loans to 62 borrowers spanning 21 industries, with 32% of these assets concentrated in financial institutions. No other industry concentration constituted more than 9% of these assets.

While the trading market for the Company's privately traded Secured Loans is more limited than for publicly traded issues, management believes that participation in these transactions has enabled the Company to improve its investment yield. As a result of restrictive financial covenants, these Secured Loans involve greater risk of technical default than do publicly traded investment-grade securities. However, management believes that the risk of loss upon default for these Secured Loans is mitigated by such financial covenants and the collateral values underlying the Secured Loans. The Company's Secured Loans are rated by S&P, Moody's, DCR, Fitch, the NAIC or by the Company, pursuant to comparable statutory ratings guidelines established by the NAIC.

MORTGAGE LOANS aggregated $391.4 million at September 30, 1998 and consisted of 133 commercial first mortgage loans with an average loan balance of approximately $2.9 million, collateralized by properties located in 29 states. Approximately 21% of this portfolio was multifamily residential, 17% was office, 14% was manufactured housing, 13% was industrial, 11% was hotels and 24% was other types. At September 30, 1998, approximately 21% and 14% of this portfolio were secured by properties located in California and New York, respectively, and no more than 8% of this portfolio was secured by properties located in any other single state. At September 30, 1998, there were three mortgage loans with outstanding balances of $10 million or more, which loans collectively aggregated approximately 11% of this portfolio. At September 30, 1998, approximately 30% of the mortgage loan portfolio consisted of loans with balloon payments due before October 1, 2001. During 1998, 1997 and 1996, loans delinquent by more than 90 days, foreclosed loans and restructured loans have not been significant in relation to the total mortgage loan portfolio.

At September 30, 1998, approximately 11% of the mortgage loans were seasoned loans underwritten to the Company's standards and purchased at or near par from other financial institutions. Such loans generally have higher average interest rates than loans that could be originated today. The balance of the mortgage loan portfolio has been originated by the Company under strict underwriting standards. Commercial mortgage loans on properties such as offices, hotels and shopping centers generally represent a higher level of risk than do mortgage loans secured by multifamily residences. This greater risk is due to several factors, including the larger size of such loans and the more immediate effects of general economic conditions on these commercial property types. However, due to the seasoned nature of the Company's mortgage loan portfolio, its emphasis on multifamily loans and its strict underwriting standards, the Company believes that it has prudently managed the risk attributable to its mortgage loan portfolio while maintaining attractive yields.

OTHER INVESTED ASSETS aggregated $30.6 million at September 30, 1998, including $15.0 million of collateralized bond obligations and collateralized mortgage obligation residuals, $11.2 million of policy loans and $4.4 million of investments in limited partnerships. The Company's limited partnership interests, accounted for by using the cost method of accounting, are invested primarily in a combination of debt and equity securities.

ASSET-LIABILITY MATCHING is utilized by the Company to minimize the risks of interest rate fluctuations and disintermediation. The Company believes that its fixed-rate liabilities should be backed by a portfolio principally composed of fixed-rate investments that generate predictable rates of return. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rate environment, the slope of the yield curve, the spread at which fixed-rate investments are priced over the yield curve, and general economic conditions. Its portfolio strategy is constructed with a view to achieve adequate risk-adjusted returns consistent with its investment objectives of effective asset-liability matching, liquidity and safety. The Company's fixed-rate products incorporate surrender charges or other restrictions in order to encourage persistency. Approximately 77% of the Company's fixed annuity and GIC reserves had surrender penalties or other restrictions at September 30, 1998.

As part of its asset-liability matching discipline, the Company conducts detailed computer simulations that model its fixed-rate assets and liabilities under commonly used stress-test interest rate scenarios. With the results of these computer simulations, the Company can measure the potential gain or loss in fair value of its interest-rate sensitive instruments and seek to protect its economic value and achieve a predictable spread between what it earns on its invested assets and what it pays on its liabilities by designing its fixed-rate products and conducting its investment operations to closely match the duration of the fixed-rate assets to that of its fixed-rate liabilities. The Company's fixed-rate assets include: cash and short-term investments; bonds, notes and redeemable preferred stocks; mortgage loans; and investments in limited partnerships that invest primarily in fixed-rate securities and are accounted for by using the cost method. At September 30, 1998, these assets had an aggregate fair value of $2.69 billion with a duration of 3.6. The Company's fixed-rate liabilities include fixed annuities, subordinated notes and GICs. At September 30, 1998, these liabilities had an aggregate fair value (determined by discounting future contractual cash flows by related market rates of interest) of $2.41 billion with a duration of 1.4. The Company's potential exposure due to a 10% increase in prevailing interest rates from their September 30, 1998 levels is a loss of $26.7 million in fair value of its fixed-rate assets that is not offset by a decrease in the fair value of its fixed-rate liabilities. Because the Company actively manages its assets and liabilities and has strategies in place to minimize its exposure to loss as interest rate changes occur, it expects that actual losses would be less than the estimated potential loss.

Duration is a common option-adjusted measure for the price sensitivity of a fixed-maturity portfolio to changes in interest rates. It measures the approximate percentage change in the market value of a portfolio if interest rates change by 100 basis points, recognizing the changes in cash flows resulting from embedded options such as policy surrenders, investment prepayments and bond calls. It also incorporates the assumption that the Company will continue to utilize its existing strategies of pricing its fixed annuity and GIC products, allocating its available cash flow amongst its various investment portfolio sectors and maintaining sufficient levels of liquidity. Because the calculation of duration involves estimation and incorporates assumptions, potential changes in portfolio value indicated by the portfolio's duration will likely be different from the actual changes experienced under given interest rate scenarios, and the differences may be material.

As a component of its asset and liability management strategy, the Company utilizes interest rate swap agreements ("Swap Agreements") to match assets more closely to liabilities. Swap Agreements are agreements to exchange with a counterparty interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. The Company typically utilizes Swap Agreements to create a hedge that effectively converts floating-rate assets and liabilities into fixed-rate instruments. At September 30, 1998, the Company had one outstanding Swap Agreement with a notional principal amount of $21.5 million. This agreement matures in December 2024.

The Company also seeks to provide liquidity from time to time by using reverse repurchase agreements ("Reverse Repos") and by investing in MBSs. It also seeks to enhance its spread income by using Reverse Repos. Reverse Repos involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed upon price and are generally over-collateralized. MBSs are generally investment-grade securities collateralized by large pools of mortgage loans. MBSs generally pay principal and interest monthly. The amount of principal and interest payments may fluctuate as a result of prepayments of the underlying mortgage loans.

There are risks associated with some of the techniques the Company uses to provide liquidity, enhance its spread income and match its assets and liabilities. The primary risk associated with the Company's Reverse Repos and Swap Agreements is counterparty risk. The Company believes, however, that the counterparties to its Reverse Repos and Swap Agreements are financially responsible and that the counterparty risk associated with those transactions is minimal. It is the Company's policy that these agreements are entered into with counterparties who have a debt rating of A/A2 or better from both S&P and Moody's. The Company continually monitors its credit exposure with respect to these agreements. In addition to counterparty risk, Swap Agreements also have interest rate risk. However, the Company's Swap Agreements typically hedge variable-rate assets or liabilities, and interest rate fluctuations that adversely affect the net cash received or paid under the terms of a Swap Agreement would be offset by increased interest income earned on the variable-rate assets or reduced interest expense paid on the variable-rate liabilities. The primary risk associated with MBSs is that a changing interest rate environment might cause prepayment of the underlying obligations at speeds slower or faster than anticipated at the time of their purchase. As part of its decision to purchase an MBS, the Company assesses the risk of prepayment by analyzing the security's projected performance over an array of interest-rate scenarios. Once an MBS is purchased, the Company monitors its actual prepayment experience monthly to reassess the relative attractiveness of the security with the intent to maximize total return.

INVESTED ASSETS EVALUATION is routinely conducted by the Company. Management identifies monthly those investments that require additional monitoring and carefully reviews the carrying values of such investments at least quarterly to determine whether specific investments should be placed on a nonaccrual basis and to determine declines in value that may be other than temporary. In making these reviews for bonds, management principally considers the adequacy of any collateral, compliance with contractual covenants, the borrower's recent financial performance, news reports and other externally generated information concerning the creditor's affairs. In the case of publicly traded bonds, management also considers market value quotations, if available. For mortgage loans, management generally considers information concerning the mortgaged property and, among other things, factors impacting the current and expected payment status of the loan and, if available, the current fair value of the underlying collateral. For investments in partnerships, management reviews the financial statements and other information provided by the general partners.

The carrying values of investments that are determined to have declines in value that are other than temporary are reduced to net realizable value and, in the case of bonds, no further accruals of interest are made. The provisions for impairment on mortgage loans are based on losses expected by management to be realized on transfers of mortgage loans to real estate, on the disposition and settlement of mortgage loans and on mortgage loans that management believes may not be collectible in full. Accrual of interest is suspended when principal and interest payments on mortgage loans are past due more than 90 days.

DEFAULTED INVESTMENTS, comprising all investments that are in default as to the payment of principal or interest, totaled $0.9 million of mortgage loans at September 30, 1998, and constituted less than 0.1% of total invested assets. At September 30, 1997, defaulted investments totaled $1.4 million, including $0.5 million of bonds and notes and $0.9 million of mortgage loans, and constituted less than 0.1% of total invested assets.

SOURCES OF LIQUIDITY are readily available to the Company in the form of the Company's existing portfolio of cash and short-term investments, Reverse Repo capacity on invested assets and, if required, proceeds from invested asset sales. At September 30, 1998, approximately $1.50 billion of the Company's Bond Portfolio had an aggregate unrealized gain of $59.2 million, while approximately $456.3 million of the Bond Portfolio had an aggregate unrealized loss of $39.3 million. In addition, the Company's investment portfolio currently provides approximately $23.6 million of monthly cash flow from scheduled principal and interest payments. Historically, cash flows from operations and from the sale of the Company's annuity and GIC products have been more than sufficient in amount to satisfy the Company's liquidity needs.

Management is aware that prevailing market interest rates may shift significantly and has strategies in place to manage either an increase or decrease in prevailing rates. In a rising interest rate environment, the Company's average cost of funds would increase over time as it prices its new and renewing annuities and GICs to maintain a generally competitive market rate. Management would seek to place new funds in investments that were matched in duration to, and higher yielding than, the liabilities assumed. The Company believes that liquidity to fund withdrawals would be available through incoming cash flow, the sale of short-term or floating-rate instruments or Reverse Repos on the Company's substantial MBS segment of the Bond Portfolio, thereby avoiding the sale of fixed-rate assets in an unfavorable bond market.

In a declining rate environment, the Company's cost of funds would decrease over time, reflecting lower interest crediting rates on its fixed annuities and GICs. Should increased liquidity be required for withdrawals, the Company believes that a significant portion of its investments could be sold without adverse consequences in light of the general strengthening that would be expected in the bond market.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The consolidated financial statements of Anchor National Life Insurance Company as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The consolidated financial statements of Anchor National have been included in this prospectus. You should consider these financial statements only with respect to Anchor National's ability to meet its obligations under the fixed investment options to pay death benefits under the contracts, to assume the mortality and expense risks under the Contract and any risk resulting from the withdrawal charge not being adequate to cover the costs of distributing the contracts. These financial statements provide no information as it relates to Seasons Series Trust, its investment portfolios or the value of any money allocated to the STRATEGIES.

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Board of Directors and Shareholder of Anchor National Life Insurance Company

In our opinion, the accompanying consolidated balance sheet and the related consolidated income statement and statement of cash flows present fairly, in all material respects, the financial position of Anchor National Life Insurance Company and its subsidiaries (the "Company") at September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Los Angeles, California
November 9, 1998

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                      AT SEPTEMBER 30,
                                                              ---------------------------------
                                                                   1998              1997
                                                              ---------------   ---------------
Investments:
  Cash and short-term investments...........................  $   333,735,000   $   113,580,000
  Bonds, notes and redeemable preferred stocks available for sale, at fair value (amortized cost: 1998,
   $1,934,863,000; 1997, $1,942,485,000)....................    1,954,754,000     1,986,194,000
  Mortgage loans............................................      391,448,000       339,530,000
  Common stocks available for sale, at fair value (cost:
   1998, $115,000; 1997, $271,000)..........................          169,000         1,275,000
  Real estate...............................................       24,000,000        24,000,000
  Other invested assets.....................................       30,636,000       143,722,000
                                                              ---------------   ---------------
      Total investments.....................................    2,734,742,000     2,608,301,000
Variable annuity assets held in separate accounts...........   11,133,569,000     9,343,200,000
Accrued investment income...................................       26,408,000        21,759,000
Deferred acquisition costs..................................      539,850,000       536,155,000
Income taxes currently receivable...........................        5,869,000                --
Other assets................................................       85,926,000        61,524,000
                                                              ---------------   ---------------
      TOTAL ASSETS..........................................  $14,526,364,000   $12,570,939,000
                                                              ---------------   ---------------
                                                              ---------------   ---------------

                             LIABILITIES AND SHAREHOLDER'S EQUITY

Reserves, payables and accrued liabilities:
  Reserves for fixed annuity contracts......................  $ 2,189,272,000   $ 2,098,803,000
  Reserves for guaranteed investment contracts..............      282,267,000       295,175,000
  Payable to brokers for purchases of securities............       27,053,000           263,000
  Income taxes currently payable............................               --        32,265,000
  Other liabilities.........................................      106,594,000       122,728,000
                                                              ---------------   ---------------
      Total reserves, payables and accrued liabilities......    2,605,186,000     2,549,234,000
                                                              ---------------   ---------------
Variable annuity liabilities related to separate accounts...   11,133,569,000     9,343,200,000
                                                              ---------------   ---------------
Subordinated notes payable to Parent........................       39,182,000        36,240,000
                                                              ---------------   ---------------
Deferred income taxes.......................................       95,758,000        67,047,000
                                                              ---------------   ---------------
Shareholder's equity:
  Common Stock..............................................        3,511,000         3,511,000
  Additional paid-in capital................................      308,674,000       308,674,000
  Retained earnings.........................................      332,069,000       244,628,000
  Net unrealized gains on debt and equity securities
   available for sale.......................................        8,415,000        18,405,000
                                                              ---------------   ---------------
      Total shareholder's equity............................      652,669,000       575,218,000
                                                              ---------------   ---------------
      TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............  $14,526,364,000   $12,570,939,000
                                                              ---------------   ---------------
                                                              ---------------   ---------------

                             See accompanying notes

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                         CONSOLIDATED INCOME STATEMENT

                                                            YEARS ENDED SEPTEMBER 30,
                                                    ------------------------------------------
                                                        1998           1997           1996
                                                    ------------   ------------   ------------
Investment income.................................  $221,966,000   $210,759,000   $164,631,000
                                                    ------------   ------------   ------------
Interest expense on:
  Fixed annuity contracts.........................  (112,695,000)  (109,217,000)   (82,690,000)
  Guaranteed investment contracts.................   (17,787,000)   (22,650,000)   (19,974,000)
  Senior indebtedness.............................    (1,498,000)    (2,549,000)    (2,568,000)
  Subordinated notes payable to Parent............    (3,114,000)    (3,142,000)    (2,556,000)
                                                    ------------   ------------   ------------
  Total interest expense..........................  (135,094,000)  (137,558,000)  (107,788,000)
                                                    ------------   ------------   ------------
NET INVESTMENT INCOME.............................    86,872,000     73,201,000     56,843,000
                                                    ------------   ------------   ------------
NET REALIZED INVESTMENT GAINS (LOSSES)............    19,482,000    (17,394,000)   (13,355,000)
                                                    ------------   ------------   ------------
Fee income:
  Variable annuity fees...........................   200,867,000    139,492,000    103,970,000
  Net retained commissions........................    48,561,000     39,143,000     31,548,000
  Asset management fees...........................    29,592,000     25,764,000     25,413,000
  Surrender charges...............................     7,404,000      5,529,000      5,184,000
  Other fees......................................     3,938,000      3,218,000      3,390,000
                                                    ------------   ------------   ------------
TOTAL FEE INCOME..................................   290,362,000    213,146,000    169,505,000
                                                    ------------   ------------   ------------
GENERAL AND ADMINISTRATIVE EXPENSES...............   (96,102,000)   (98,802,000)   (81,552,000)
                                                    ------------   ------------   ------------
AMORTIZATION OF DEFERRED ACQUISITION COSTS........   (72,713,000)   (66,879,000)   (57,520,000)
                                                    ------------   ------------   ------------
ANNUAL COMMISSIONS................................   (18,209,000)    (8,977,000)    (4,613,000)
                                                    ------------   ------------   ------------
PRETAX INCOME.....................................   209,692,000     94,295,000     69,308,000
Income tax expense................................   (71,051,000)   (31,169,000)   (24,252,000)
                                                    ------------   ------------   ------------
NET INCOME........................................  $138,641,000   $ 63,126,000   $ 45,056,000
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

                             See accompanying notes

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      YEARS ENDED SEPTEMBER 30,
                                                        ------------------------------------------------------
                                                              1998               1997               1996
                                                        ----------------   ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  $    138,641,000   $     63,126,000   $     45,056,000
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Interest credited to:
    Fixed annuity contracts...........................       112,695,000        109,217,000         82,690,000
    Guaranteed investment contracts...................        17,787,000         22,650,000         19,974,000
    Net realized investment (gains) losses............       (19,482,000)        17,394,000         13,355,000
    Amortization (accretion) of net premiums
     (discounts) on investments.......................           447,000        (18,576,000)        (8,976,000)
    Amortization of goodwill..........................         1,422,000          1,187,000          1,169,000
    Provision for deferred income taxes...............        34,087,000        (16,024,000)        (3,351,000)
Change in:
  Accrued investment income...........................        (4,649,000)        (2,084,000)        (5,483,000)
  Deferred acquisition costs..........................      (160,926,000)      (113,145,000)       (60,941,000)
  Other assets........................................       (19,374,000)       (14,598,000)        (8,000,000)
  Income taxes currently payable......................       (38,134,000)        10,779,000          5,766,000
  Other liabilities...................................        (2,248,000)        14,187,000          5,474,000
Other, net............................................        (5,599,000)           418,000           (129,000)
                                                        ----------------   ----------------   ----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES.............        54,667,000         74,531,000         86,604,000
                                                        ----------------   ----------------   ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Premium receipts on:
    Fixed annuity contracts...........................     1,512,994,000      1,097,937,000        741,774,000
    Guaranteed investment contracts...................         5,619,000         55,000,000        134,967,000
  Net exchanges from the fixed accounts of variable
   annuity contracts..................................    (1,303,790,000)      (620,367,000)      (236,705,000)
  Withdrawal payments on:
    Fixed annuity contracts...........................      (191,690,000)      (242,589,000)      (263,614,000)
    Guaranteed investment contracts...................       (36,313,000)      (198,062,000)       (16,492,000)
  Claims and annuity payments on fixed annuity
   contracts..........................................       (40,589,000)       (35,731,000)       (31,107,000)
  Net receipts from (repayment of) other short-term
   financings.........................................       (10,944,000)        34,239,000       (119,712,000)
  Net receipts from a modified coinsurance
   transaction........................................       166,631,000                 --                 --
  Capital contributions received......................                --         28,411,000         27,387,000
  Dividends paid......................................       (51,200,000)       (25,500,000)       (29,400,000)
                                                        ----------------   ----------------   ----------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES......        50,718,000         93,338,000        207,098,000
                                                        ----------------   ----------------   ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of:
    Bonds, notes and redeemable preferred stocks......    (1,970,502,000)    (2,566,211,000)    (1,937,890,000)
    Mortgage loans....................................      (131,386,000)      (266,771,000)       (15,000,000)
    Other investments, excluding short-term
     investments......................................                --        (75,556,000)       (36,770,000)
  Sales of:
    Bonds, notes and redeemable preferred stocks......     1,602,079,000      2,299,063,000      1,241,928,000
    Real estate.......................................                --                 --            900,000
    Other investments, excluding short-term
     investments......................................        42,458,000          6,421,000          4,937,000
  Redemptions and maturities of:
    Bonds, notes and redeemable preferred stocks......       424,393,000        376,847,000        288,969,000
    Mortgage loans....................................        80,515,000         25,920,000         11,324,000
    Other investments, excluding short-term
     investments......................................        67,213,000         23,940,000         20,749,000
                                                        ----------------   ----------------   ----------------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES......       114,770,000       (176,347,000)      (420,853,000)
                                                        ----------------   ----------------   ----------------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM
 INVESTMENTS..........................................       220,155,000         (8,478,000)      (127,151,000)
CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF
 PERIOD...............................................       113,580,000        122,058,000        249,209,000
                                                        ----------------   ----------------   ----------------
CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD......  $    333,735,000   $    113,580,000   $    122,058,000
                                                        ----------------   ----------------   ----------------
                                                        ----------------   ----------------   ----------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid on indebtedness.......................  $      3,912,000   $      7,032,000   $      5,982,000
                                                        ----------------   ----------------   ----------------
                                                        ----------------   ----------------   ----------------
  Net income taxes paid...............................  $     74,932,000   $     36,420,000   $     22,031,000
                                                        ----------------   ----------------   ----------------
                                                        ----------------   ----------------   ----------------

                             See accompanying notes

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS

Anchor National Life Insurance Company (the "Company") is a wholly owned indirect subsidiary of SunAmerica Inc. (the "Parent"). The Company is an Arizona-domiciled life insurance company and conducts its business through three segments: annuity operations, asset management operations and broker-dealer operations. Annuity operations include the sale and administration of fixed and variable annuities and guaranteed investment contracts. Asset management operations, which includes the sale and management of mutual funds, is conducted by SunAmerica Asset Management Corp. Broker-dealer operations include the sale of securities and financial services products, and are conducted by Royal Alliance Associates, Inc.

The operations of the Company are influenced by many factors, including general economic conditions, monetary and fiscal policies of the federal government, and policies of state and other regulatory authorities. The level of sales of the Company's financial products is influenced by many factors, including general market rates of interest, strength, weakness and volatility of equity markets, and terms and conditions of competing financial products. The Company is exposed to the typical risks normally associated with a portfolio of fixed-income securities, namely interest rate, option, liquidity and credit risk. The Company controls its exposure to these risks by, among other things, closely monitoring and matching the duration of its assets and liabilities, monitoring and limiting prepayment and extension risk in its portfolio, maintaining a large percentage of its portfolio in highly liquid securities, and engaging in a disciplined process of underwriting, reviewing and monitoring credit risk. The Company also is exposed to market risk, as market volatility may result in reduced fee income in the case of assets managed in mutual funds and held in separate accounts.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts have been reclassified to conform with the 1998 presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

INVESTMENTS: Cash and short-term investments primarily include cash, commercial paper, money market investments, repurchase agreements and short-term bank participations. All such investments are carried at cost plus accrued interest, which approximates fair value, have maturities of three months or less and are considered cash equivalents for purposes of reporting cash flows.

Bonds, notes and redeemable preferred stocks available for sale and common stocks are carried at aggregate fair value and changes in unrealized gains or losses, net of tax, are credited or charged directly to shareholder's equity. Bonds, notes and redeemable preferred stocks are reduced to estimated net realizable value when necessary for declines in value considered to be other than temporary. Estimates of net realizable value are subjective and actual realization will be dependent upon future events.

Mortgage loans are carried at amortized unpaid balances, net of provisions for estimated losses. Real estate is carried at the lower of cost or fair value. Other invested assets include investments in limited partnerships, which are accounted for by using the cost method of accounting; separate account investments; leveraged leases; policy loans, which are carried at unpaid balances; and collateralized mortgage obligation residuals.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Realized gains and losses on the sale of investments are recognized in operations at the date of sale and are determined by using the specific cost identification method. Premiums and discounts on investments are amortized to investment income by using the interest method over the contractual lives of the investments.

INTEREST RATE SWAP AGREEMENTS: The net differential to be paid or received on interest rate swap agreements ("Swap Agreements") entered into to reduce the impact of changes in interest rates is recognized over the lives of the agreements, and such differential is classified as Investment Income or Interest Expense in the income statement. Initially, Swap Agreements are designated as hedges and, therefore, are not marked to market. However, when a hedged asset/liability is sold or repaid before the related Swap Agreement matures, the Swap Agreement is marked to market and any gain/loss is classified with any gain/loss realized on the disposition of the hedged asset/liability. Subsequently, the Swap Agreement is marked to market and the resulting change in fair value is included in Investment Income in the income statement. When a Swap Agreement that is designated as a hedge is terminated before its contractual maturity, any resulting gain/loss is credited/charged to the carrying value of the asset/liability that it hedged and is treated as a premium/discount for the remaining life of the asset/liability.

DEFERRED ACQUISITION COSTS: Policy acquisition costs are deferred and amortized, with interest, in relation to the incidence of estimated gross profits to be realized over the estimated lives of the annuity contracts. Estimated gross profits are composed of net interest income, net realized investment gains and losses, variable annuity fees, surrender charges and direct administrative expenses. Costs incurred to sell mutual funds are also deferred and amortized over the estimated lives of the funds obtained. Deferred acquisition costs ("DAC") consist of commissions and other costs that vary with, and are primarily related to, the production or acquisition of new business.

As debt and equity securities available for sale are carried at aggregate fair value, an adjustment is made to DAC equal to the change in amortization that would have been recorded if such securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. The change in this adjustment, net of tax, is included with the change in net unrealized gains/losses on debt and equity securities available for sale that is credited or charged directly to shareholder's equity. DAC has been decreased by $7,000,000 at September 30, 1998 and $16,400,000 at September 30, 1997 for this adjustment.

VARIABLE ANNUITY ASSETS AND LIABILITIES: The assets and liabilities resulting from the receipt of variable annuity premiums are segregated in separate accounts. The Company receives administrative fees for managing the funds and other fees for assuming mortality and certain expense risks. Such fees are included in Variable Annuity Fees in the income statement.

GOODWILL: Goodwill, amounting to $23,339,000 at September 30, 1998, is amortized by using the straight-line method over periods averaging 25 years and is included in Other Assets in the balance sheet. Goodwill is evaluated for impairment when events or changes in economic conditions indicate that the carrying amount may not be recoverable.

CONTRACTHOLDER RESERVES: Contractholder reserves for fixed annuity contracts and guaranteed investment contracts are accounted for as investment-type contracts in accordance with Statement of Financial Accounting Standards No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," and are recorded at accumulated value (premiums received, plus accrued interest, less withdrawals and assessed fees).

FEE INCOME: Variable annuity fees, asset management fees and surrender charges are recorded in income as earned. Net retained commissions are recognized as income on a trade date basis.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES: The Company is included in the consolidated federal income tax return of the Parent and files as a "life insurance company" under the provisions of the Internal Revenue Code of 1986. Income taxes have been calculated as if the Company filed a separate return. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws.

RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131").

SFAS 130 establishes standards for reporting comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 is effective for the Company as of October 1, 1998 and is not included in these financial statements.

SFAS 131 establishes standards for the disclosure of information about the Company's operating segments. SFAS 131 is effective for the year ending September 30, 1999 and is not included in these financial statements. Implementation of SFAS 130 and SFAS 131 will not have an impact on the Company's results of operations, financial condition or liquidity.

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS 133 is effective for the Company as of October 1, 1999 and is not included in these financial statements. The Company has not completed its analysis of the effect of SFAS 133, but management believes that it will not have a material impact on the Company's results of operations, financial condition or liquidity.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS

The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks available for sale by major category follow:

                                                                                                 ESTIMATED FAIR
                                                                               AMORTIZED COST        VALUE
                                                                              ----------------  ----------------
AT SEPTEMBER 30, 1998:
  Securities of the United States Government................................  $     84,377,000  $     88,239,000
  Mortgage-backed securities................................................       569,613,000       584,007,000
  Securities of public utilities............................................       108,431,000       106,065,000
  Corporate bonds and notes.................................................       883,890,000       884,209,000
  Redeemable preferred stocks...............................................         6,125,000         6,888,000
  Other debt securities.....................................................       282,427,000       285,346,000
                                                                              ----------------  ----------------
  Total.....................................................................  $  1,934,863,000  $  1,954,754,000
                                                                              ----------------  ----------------
                                                                              ----------------  ----------------
AT SEPTEMBER 30, 1997:
  Government................................................................  $     18,496,000  $     18,962,000
  Mortgage-backed securities................................................       636,018,000       649,196,000
  Securities of public utilities............................................        22,792,000        22,893,000
  Corporate bonds and notes.................................................       984,573,000     1,012,559,000
  Redeemable preferred stocks...............................................         6,125,000         6,681,000
  Other debt securities.....................................................       274,481,000       275,903,000
                                                                              ----------------  ----------------
  Total.....................................................................  $  1,942,485,000  $  1,986,194,000
                                                                              ----------------  ----------------
                                                                              ----------------  ----------------

The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks available for sale by contractual maturity, as of September 30, 1998, follow:

                                                                                                 ESTIMATED FAIR
                                                                               AMORTIZED COST        VALUE
                                                                              ----------------  ----------------
  Due in one year or less...................................................  $     19,124,000  $     19,319,000
  Due after one year through five years.....................................       313,396,000       318,943,000
  Due after five years through ten years....................................       744,740,000       750,286,000
  Due after ten years.......................................................       287,990,000       282,199,000
  Mortgage-backed securities................................................       569,613,000       584,007,000
                                                                              ----------------  ----------------
  Total.....................................................................  $  1,934,863,000  $  1,954,754,000
                                                                              ----------------  ----------------
                                                                              ----------------  ----------------

Actual maturities of bonds, notes and redeemable preferred stocks will differ from those shown above due to prepayments and redemptions.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS (CONTINUED)
Gross unrealized gains and losses on bonds, notes and redeemable preferred stocks available for sale by major category follow:

                                                                                        GROSS          GROSS
                                                                                     UNREALIZED      UNREALIZED
                                                                                        GAINS          LOSSES
                                                                                    -------------  --------------
AT SEPTEMBER 30, 1998:
  Securities of the United States Government......................................  $   3,862,000  $           --
  Mortgage-backed securities......................................................     15,103,000        (709,000)
  Securities of public utilities..................................................      2,420,000      (4,786,000)
  Corporate bonds and notes.......................................................     31,795,000     (31,476,000)
  Redeemable preferred stocks.....................................................        763,000              --
  Other debt securities...........................................................      5,235,000      (2,316,000)
                                                                                    -------------  --------------
  Total...........................................................................  $  59,178,000  $  (39,287,000)
                                                                                    -------------  --------------
                                                                                    -------------  --------------
AT SEPTEMBER 30, 1998:
  Securities of the United States Government......................................  $     498,000  $      (32,000)
  Mortgage-backed securities......................................................     14,998,000      (1,820,000)
  Securities of public utilities..................................................        141,000         (40,000)
  Corporate bonds and notes.......................................................     28,691,000        (705,000)
  Redeemable preferred stocks.....................................................        556,000              --
  Other debt securities...........................................................      1,569,000        (147,000)
                                                                                    -------------  --------------
  Total...........................................................................  $  46,453,000  $   (2,744,000)
                                                                                    -------------  --------------
                                                                                    -------------  --------------

Gross unrealized gains on equity securities available for sale aggregated $54,000 and $1,004,000 at September 30, 1998 and 1997, respectively. There were no unrealized losses at September 30, 1998 and 1997.

Gross realized investment gains and losses on sales of investments are as follows:

                                                                            YEARS ENDED SEPTEMBER 30,
                                                                  ----------------------------------------------
                                                                       1998            1997            1996
                                                                  --------------  --------------  --------------
BONDS, NOTES AND REDEEMABLE
 PREFERRED STOCKS:
  Realized gains................................................  $   28,086,000  $   22,179,000  $   14,532,000
  Realized losses...............................................      (4,627,000)    (25,310,000)    (10,432,000)
COMMON STOCKS:
  Realized gains................................................         337,000       4,002,000         511,000
  Realized losses...............................................              --        (312,000)     (3,151,000)
OTHER INVESTMENTS:
  Realized gains................................................       8,824,000       2,450,000       1,135,000
IMPAIRMENT WRITEDOWNS...........................................     (13,138,000)    (20,403,000)    (15,950,000)
                                                                  --------------  --------------  --------------
Total net realized investment gains and losses..................  $   19,482,000  $  (17,394,000) $  (13,355,000)
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS (CONTINUED)
The sources and related amounts of investment income are as follows:

                                                                           YEARS ENDED SEPTEMBER 30,
                                                                 ----------------------------------------------
                                                                      1998            1997            1996
                                                                 --------------  --------------  --------------
Short-term investments.........................................  $   12,524,000  $   11,780,000  $   10,647,000
Bonds, notes and redeemable preferred stocks...................     156,140,000     163,038,000     140,387,000
Mortgage loans.................................................      29,996,000      17,632,000       8,701,000
Common stocks..................................................          34,000          16,000           8,000
Real estate....................................................        (467,000)       (296,000)       (196,000)
Cost-method partnerships.......................................      24,311,000       6,725,000       4,073,000
Other invested assets..........................................        (572,000)     11,864,000       1,011,000
                                                                 --------------  --------------  --------------
      Total investment income..................................  $  221,966,000  $  210,759,000  $  164,631,000
                                                                 --------------  --------------  --------------
                                                                 --------------  --------------  --------------

Expenses incurred to manage the investment portfolio amounted to $1,910,000 for the year ended September 30, 1998, $2,050,000 for the year ended September 30, 1997, and $1,737,000 for the year ended September 30, 1996, and are included in General and Administrative Expenses in the income statement.

At September 30, 1998, no investment exceeded 10% of the Company's consolidated shareholder's equity.

At September 30, 1998, mortgage loans were collateralized by properties located in 29 states, with loans totaling approximately 21% of the aggregate carrying value of the portfolio secured by properties located in California and approximately 14% by properties located in New York. No more than 8% of the portfolio was secured by properties in any other single state.

At September 30, 1998, bonds, notes and redeemable preferred stocks included $167,564,000 of bonds and notes not rated investment grade. The Company had no material concentrations of non-investment-grade assets at September 30, 1998.

At September 30, 1998, the carrying value of investments in default as to the payment of principal or interest was $917,000, all of which were mortgage loans. Such nonperforming investments had an estimated fair value equal to their carrying value.

As a component of its asset and liability management strategy, the Company utilizes Swap Agreements to match assets more closely to liabilities. Swap Agreements are agreements to exchange with a counterparty interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. The Company typically utilizes Swap Agreements to create a hedge that effectively converts floating-rate assets and liabilities to fixed-rate instruments. At September 30, 1998, the Company had one outstanding Swap Agreement with a notional principal amount of $21,538,000, which matures in December 2024. The net interest paid amounted to $278,000 and $125,000 for the years ended September 30, 1998 and 1997, respectively, and is included in Interest Expense on Guaranteed Investment Contracts in the income statement.

At September 30, 1998, $5,154,000 of bonds, at amortized cost, were on deposit with regulatory authorities in accordance with statutory requirements.

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value disclosures are limited to reasonable estimates of the fair value of only the Company's financial instruments. The disclosures do not address the value of the Company's recognized and

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) unrecognized nonfinancial assets (including its real estate investments and other invested assets except for cost-method partnerships) and liabilities or the value of anticipated future business. The Company does not plan to sell most of its assets or settle most of its liabilities at these estimated fair values.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Selling expenses and potential taxes are not included. The estimated fair value amounts were determined using available market information, current pricing information and various valuation methodologies. If quoted market prices were not readily available for a financial instrument, management determined an estimated fair value. Accordingly, the estimates may not be indicative of the amounts the financial instruments could be exchanged for in a current or future market transaction.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND SHORT-TERM INVESTMENTS: Carrying value is considered to be a reasonable estimate of fair value.

BONDS, NOTES AND REDEEMABLE PREFERRED STOCKS: Fair value is based principally on independent pricing services, broker quotes and other independent information.

MORTGAGE LOANS: Fair values are primarily determined by discounting future cash flows to the present at current market rates, using expected prepayment rates.

COMMON STOCKS: Fair value is based principally on independent pricing services, broker quotes and other independent information.

COST-METHOD PARTNERSHIPS: Fair value of limited partnerships accounted for by using the cost method is based upon the fair value of the net assets of the partnerships as determined by the general partners.

VARIABLE ANNUITY ASSETS HELD IN SEPARATE ACCOUNTS: Variable annuity assets are carried at the market value of the underlying securities.

RESERVES FOR FIXED ANNUITY CONTRACTS: Deferred annuity contracts and single premium life contracts are assigned a fair value equal to current net surrender value. Annuitized contracts are valued based on the present value of future cash flows at current pricing rates.

RESERVES FOR GUARANTEED INVESTMENT CONTRACTS: Fair value is based on the present value of future cash flows at current pricing rates and is net of the estimated fair value of a hedging Swap Agreement, determined from independent broker quotes.

PAYABLE TO BROKERS FOR PURCHASES OF SECURITIES: Such obligations represent net transactions of a short-term nature for which the carrying value is considered a reasonable estimate of fair value.

VARIABLE ANNUITY LIABILITIES RELATED TO SEPARATE ACCOUNTS: Fair values of contracts in the accumulation phase are based on net surrender values. Fair values of contracts in the payout phase are based on the present value of future cash flows at assumed investment rates.

SUBORDINATED NOTES PAYABLE TO PARENT: Fair value is estimated based on the quoted market prices for similar issues.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
The estimated fair values of the Company's financial instruments at September 30, 1998 and 1997, compared with their respective carrying values, are as follows:

                                                                     CARRYING VALUE      FAIR VALUE
                                                                    ----------------  ----------------
1998:

ASSETS:
  Cash and short-term investments.................................  $    333,735,000  $    333,735,000
  Bonds, notes and redeemable preferred stocks....................     1,954,754,000     1,954,754,000
  Mortgage loans..................................................       391,448,000       415,981,000
  Common stocks...................................................           169,000           169,000
  Cost-method partnerships........................................         4,403,000        12,744,000
  Variable annuity assets held in separate accounts...............    11,133,569,000    11,133,569,000

LIABILITIES:
  Reserves for fixed annuity contracts............................     2,189,272,000     2,116,874,000
  Reserves for guaranteed investment contracts....................       282,267,000       282,267,000
  Payable to brokers for purchases of securities..................        27,053,000        27,053,000
  Variable annuity liabilities related to separate accounts.......    11,133,569,000    10,696,607,000
  Subordinated notes payable to Parent............................        39,182,000        40,550,000
                                                                    ----------------  ----------------
                                                                    ----------------  ----------------
1997:

ASSETS:
  Cash and short-term investments.................................  $    113,580,000  $    113,580,000
  Bonds, notes and redeemable preferred stocks....................     1,986,194,000     1,986,194,000
  Mortgage loans..................................................       339,530,000       354,495,000
  Common stocks...................................................         1,275,000         1,275,000
  Cost-method partnerships........................................        46,880,000        84,186,000
  Variable annuity assets held in separate accounts...............     9,343,200,000     9,343,200,000

LIABILITIES:
  Reserves for fixed annuity contracts............................     2,098,803,000     2,026,258,000
  Reserves for guaranteed investment contracts....................       295,175,000       295,175,000
  Payable to brokers for purchases of securities..................           263,000           263,000
  Variable annuity liabilities related to separate accounts.......     9,343,200,000     9,077,200,000
  Subordinated notes payable to Parent............................        36,240,000        37,393,000
                                                                    ----------------  ----------------
                                                                    ----------------  ----------------

5.  SUBORDINATED NOTES PAYABLE TO PARENT

Subordinated notes and accrued interest payable to Parent totaled $39,182,000 at interest rates ranging from 8.5% to 9% at September 30, 1998, and require principal payments of $23,060,000 in 1999, $5,400,000 in 2000 and $10,000,000 in
2001.

6.  REINSURANCE

On August 11, 1998, the Company entered into a modified coinsurance transaction, approved by the Arizona Department of Insurance, which involves the ceding of approximately $5,000,000,000 of variable annuities to ANLIC Insurance Company (Cayman), a Cayman Islands stock life insurance company, effective December 31, 1997. As a part of this transaction, the Company received cash amounting to approximately $188,700,000, and recorded a corresponding reduction of DAC related to the coinsured annuities.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  REINSURANCE (CONTINUED)
As payments are made to the reinsurer, the reduction of DAC is relieved. The net reduction in DAC at September 30, 1998 was $166,631,000. Certain expenses related to this transaction are being charged directly to DAC amortization in the income statement. The net effect of this transaction in the income statement is not material.

7.  CONTINGENT LIABILITIES

The Company has entered into three agreements in which it has provided liquidity support for certain short-term securities of two municipalities by agreeing to purchase such securities in the event there is no other buyer in the short-term marketplace. In return the Company receives a fee. The maximum liability under these guarantees is $242,600,000. Management does not anticipate any material future losses with respect to these liquidity support facilities. An additional $51,000,000 has been committed to investments in the process of being funded or to be available in the case of certain natural disasters, for which the Company receives a fee.

The Company is involved in various kinds of litigation common to its businesses. These cases are in various stages of development and, based on reports of counsel, management believes that provisions made for potential losses relating to such litigation are adequate and any further liabilities and costs will not have a material adverse impact upon the Company's financial position or results of operations.

8.  SHAREHOLDER'S EQUITY

The Company is authorized to issue 4,000 shares of its $1,000 par value Common Stock. At September 30, 1998 and 1997, 3,511 shares were outstanding.

Changes in shareholder's equity are as follows:

                                                                 YEARS ENDED SEPTEMBER 30,
                                                       ----------------------------------------------
                                                            1998            1997            1996
                                                       --------------  --------------  --------------
ADDITIONAL PAID-IN CAPITAL:
  Beginning balances.................................  $  308,674,000  $  280,263,000  $  252,876,000
  Capital contributions received.....................              --      28,411,000      27,387,000
                                                       --------------  --------------  --------------
  Ending balances....................................  $  308,674,000  $  308,674,000  $  280,263,000
                                                       --------------  --------------  --------------
                                                       --------------  --------------  --------------
RETAINED EARNINGS:
  Beginning balances.................................  $  244,628,000  $  207,002,000  $  191,346,000
  Net income.........................................     138,641,000      63,126,000      45,056,000
  Dividend paid......................................     (51,200,000)    (25,500,000)    (29,400,000)
                                                       --------------  --------------  --------------
  Ending balances....................................  $  332,069,000  $  244,628,000  $  207,002,000
                                                       --------------  --------------  --------------
                                                       --------------  --------------  --------------

NET UNREALIZED GAINS (LOSSES) ON DEBT AND
 EQUITY SECURITIES AVAILABLE FOR SALE:
  Beginning balances.......................  $18,405,000  $(5,521,000) $(5,673,000)
  Change in net unrealized gains (losses)
   on debt securities available for sale...  (23,818,000)  57,463,000   (2,904,000)
  Change in net unrealized gains (losses)
   on equity securities available for
   sale....................................     (950,000)     (55,000)   3,538,000
  Change in adjustment to deferred
   acquisition costs.......................    9,400,000  (20,600,000)    (400,000)
  Tax effects of net changes...............    5,378,000  (12,882,000)     (82,000)
                                             -----------  -----------  -----------
  Ending balances..........................  $ 8,415,000  $18,405,000  $(5,521,000)
                                             -----------  -----------  -----------
                                             -----------  -----------  -----------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  SHAREHOLDER'S EQUITY (CONTINUED)
Dividends that the Company may pay to its shareholder in any year without prior approval of the Arizona Department of Insurance are limited by statute. The maximum amount of dividends which can be paid to shareholders of insurance companies domiciled in the state of Arizona without obtaining the prior approval of the Insurance Commissioner is limited to the lesser of either 10% of the preceding year's statutory surplus or the preceding year's statutory net gain from operations. Dividends in the amounts of $51,200,000, $25,500,000 and $29,400,000 were paid on June 4, 1998, April 1, 1997 and March 18, 1996, respectively.

Under statutory accounting principles utilized in filings with insurance regulatory authorities, the Company's net income for the nine months ended September 30, 1998 was $64,125,000. The statutory net income for the year ended December 31, 1997 was $74,407,000, and the statutory net income for the year ended December 31, 1996 was $27,928,000. The Company's statutory capital and surplus was $537,542,000 at September 30, 1998, $567,979,000 at December 31,
1997 and $311,176,000 at December 31, 1996.

9.  INCOME TAXES

The components of the provisions for federal income taxes on pretax income consist of the following:

                                                         NET REALIZED
                                                          INVESTMENT
                                                        GAINS (LOSSES)    OPERATIONS        TOTAL
                                                        --------------  --------------  --------------
1998:

Currently payable.....................................  $    4,221,000  $   32,743,000  $   36,964,000
Deferred..............................................        (550,000)     34,637,000      34,087,000
                                                        --------------  --------------  --------------
Total income tax expense..............................  $    3,671,000  $   67,380,000  $   71,051,000
                                                        --------------  --------------  --------------
                                                        --------------  --------------  --------------
1997:

Currently payable.....................................  $   (3,635,000) $   50,828,000  $   47,193,000
Deferred..............................................      (2,258,000)    (13,766,000)    (16,024,000)
                                                        --------------  --------------  --------------
Total income tax expense..............................  $   (5,893,000) $   37,062,000  $   31,169,000
                                                        --------------  --------------  --------------
                                                        --------------  --------------  --------------
1996:

Currently payable.....................................  $    5,754,000  $   21,849,000  $   27,603,000
Deferred..............................................     (10,347,000)      6,996,000      (3,351,000)
                                                        --------------  --------------  --------------
Total income tax expense..............................  $   (4,593,000) $   28,845,000  $   24,252,000
                                                        --------------  --------------  --------------
                                                        --------------  --------------  --------------

Income taxes computed at the United States federal income tax rate of 35% and income taxes provided differ as follows:

                                                                    YEARS ENDED SEPTEMBER 30,
                                                           -------------------------------------------
                                                               1998           1997           1996
                                                           -------------  -------------  -------------
Amount computed at statutory rate........................  $  73,392,000  $  33,003,000  $  24,258,000
Increases (decreases) resulting from:
  Amortization of differences between book and tax bases
   of net assets acquired................................        460,000        666,000        464,000
  State income taxes, net of federal tax benefit.........      5,530,000      1,950,000      2,070,000
  Dividends-received deduction...........................     (7,254,000)    (4,270,000)    (2,357,000)
  Tax credits............................................     (1,296,000)      (318,000)      (257,000)
  Other, net.............................................        219,000        138,000         74,000
                                                           -------------  -------------  -------------
Total income tax expense.................................  $  71,051,000  $  31,169,000  $  24,252,000
                                                           -------------  -------------  -------------
                                                           -------------  -------------  -------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  INCOME TAXES (CONTINUED)
For United States federal income tax purposes, certain amounts from life insurance operations are accumulated in a memorandum policyholders' surplus account and are taxed only when distributed to shareholders or when such account exceeds prescribed limits. The accumulated policyholders' surplus was $14,300,000 at September 30, 1998. The Company does not anticipate any transactions which would cause any part of this surplus to be taxable.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The significant components of the liability for Deferred Income Taxes are as follows:

                                                                      SEPTEMBER 30,
                                                             -------------------------------
                                                                  1998             1997
                                                             ---------------  --------------
DEFERRED TAX LIABILITIES:
Investments................................................  $    17,643,000  $   13,160,000
Deferred acquisition costs.................................      223,392,000     154,949,000
State income taxes.........................................        2,873,000       1,777,000
Other liabilities..........................................          144,000              --
Net unrealized gains on debt and equity securities
 available for sale........................................        4,531,000       9,910,000
                                                             ---------------  --------------
Total deferred tax liabilities.............................      248,583,000     179,796,000
                                                             ---------------  --------------
DEFERRED TAX ASSETS:
Contractholder reserves....................................     (149,915,000)   (108,090,000)
Guaranty fund assessments..................................       (2,910,000)     (2,707,000)
Other assets...............................................               --      (1,952,000)
                                                             ---------------  --------------
Total deferred tax assets..................................     (152,825,000)   (112,749,000)
                                                             ---------------  --------------
Deferred income taxes......................................  $    95,758,000  $   67,047,000
                                                             ---------------  --------------
                                                             ---------------  --------------

10. RELATED PARTY MATTERS

The Company pays commissions to five affiliated companies, SunAmerica Securities, Inc., Advantage Capital Corp., Financial Services Corp., Sentra Securities Corp. and Spelman & Co. Inc. Commissions paid to these broker-dealers totaled $32,946,000 in 1998, $25,492,000 in 1997, and $16,906,000 in 1996. These
broker-dealers, when combined with the Company's wholly owned broker-dealer, represent a significant portion of the Company's business, amounting to approximately 33.6%, 36.1%, and 38.3% of premiums in 1998, 1997, and 1996, respectively. The Company also sells its products through unaffiliated broker-dealers, the largest two of which represented approximately 17.3% and 8.4% of premiums in 1998, 19.2% and 10.1% in 1997, and 19.7% and 10.2% in 1996,
respectively.

The Company purchases administrative, investment management, accounting, marketing and data processing services from SunAmerica Financial, whose purpose is to provide services to the Company and its affiliates. Amounts paid for such services totaled $84,975,000 for the year ended September 30, 1998, $86,116,000 for the year ended September 30, 1997 and $65,351,000 for the year ended September 30, 1996. The marketing component of such costs during these periods amounted to $39,482,000, $31,968,000 and $17,442,000, respectively, and are deferred and amortized as part of Deferred Acquisition Costs. The other components of such costs are included in General and Administrative Expenses in the income statement.

The Parent made a capital contribution of $28,411,000 in December 1996 to the Company, through the Company's direct parent, in exchange for the termination of its guaranty with respect to certain real estate owned in Arizona. Accordingly, the Company reduced the carrying value of this real estate to estimated fair value to reflect the termination of the guaranty.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. RELATED PARTY MATTERS (CONTINUED)
During the year ended September 30, 1998, the Company sold various invested assets to the Parent for cash equal to their current market value of $64,431,000. The Company recorded a net gain aggregating $16,388,000 on such transactions.

During the year ended September 30, 1998, the Company purchased certain invested assets from the Parent, SunAmerica Life Insurance Company and CalAmerica Life Insurance Company for cash equal to their current market value, which aggregated $20,666,000, $10,468,000 and $61,000, respectively.

During the year ended September 30, 1997, the Company sold various invested assets to SunAmerica Life Insurance Company and to CalAmerica Life Insurance Company for cash equal to their current market value of $15,776,000 and $15,000, respectively. The Company recorded a net gain aggregating $276,000 on such transactions.

During the year ended September 30, 1997, the Company purchased certain invested assets from SunAmerica Life Insurance Company and CalAmerica Life Insurance Company for cash equal to their current market value of $8,717,000 and $284,000, respectively.

During the year ended September 30, 1996, the Company sold various invested assets to the Parent and to SunAmerica Life Insurance Company for cash equal to their current market value of $274,000 and $47,321,000, respectively. The Company recorded a net loss aggregating $3,000 on such transactions.

During the year ended September 30, 1996, the Company purchased certain invested assets from SunAmerica Life Insurance Company for cash equal to their current market value, which aggregated $28,379,000.

11. BUSINESS SEGMENTS

Summarized data for the Company's business segments follow:

                                                         TOTAL
                                                     DEPRECIATION
                                                          AND
                                                     AMORTIZATION
                                     TOTAL REVENUES     EXPENSE     PRETAX INCOME     TOTAL ASSETS
                                     --------------  -------------  --------------  -----------------
1998:

Annuity operations.................  $  443,407,000  $  60,731,000  $  178,120,000  $  14,366,018,000
Broker-dealer operations...........      47,363,000      1,770,000      22,401,000         55,870,000
Asset management operations........      41,040,000     14,780,000       9,171,000        104,476,000
                                     --------------  -------------  --------------  -----------------
Total..............................  $  531,810,000  $  77,281,000  $  209,692,000  $  14,526,364,000
                                     --------------  -------------  --------------  -----------------
                                     --------------  -------------  --------------  -----------------
1997:
Annuity operations.................  $  332,845,000  $  55,675,000  $   74,792,000  $  12,438,021,000
Broker-dealer operations...........      38,005,000        689,000      16,705,000         51,400,000
Asset management operations........      35,661,000     16,357,000       2,798,000         81,518,000
                                     --------------  -------------  --------------  -----------------
Total..............................  $  406,511,000  $  72,721,000  $   94,295,000  $  12,570,939,000
                                     --------------  -------------  --------------  -----------------
                                     --------------  -------------  --------------  -----------------
1996:
Annuity operations.................  $  256,681,000  $  43,974,000  $   53,827,000  $   9,092,770,000
Broker-dealer operations...........      31,053,000        449,000      13,033,000         37,355,000
Asset management operations........      33,047,000     18,295,000       2,448,000         74,410,000
                                     --------------  -------------  --------------  -----------------
Total..............................  $  320,781,000  $  62,718,000  $   69,308,000  $   9,204,535,000
                                     --------------  -------------  --------------  -----------------
                                     --------------  -------------  --------------  -----------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. SUBSEQUENT EVENTS

On July 15, 1998, the Company entered into a definitive agreement to acquire the individual life business and the individual and group annuity business of MBL Life Assurance Corporation (MBL Life) via a 100% coinsurance transaction for approximately $130,000,000 in cash. The transaction will include approximately $2,000,000,000 of universal life reserves and $3,000,000,000 of fixed annuity reserves. The Company plans to reinsure a large portion of the mortality risk associated with the acquired block of universal life business. Completion of this acquisition is expected by the end of calendar year 1998 and is subject to customary conditions and required approvals. Included in this block of business is approximately $250,000,000 of individual life business and $500,000,000 of group annuity business whose contract owners are residents of New York State ("the New York Business"). Approximately six months subsequent to completion of the transaction, the New York Business will be acquired by the Company's New York affiliate, First SunAmerica Life Insurance Company, and the remainder of the business will be acquired by the Company via assumption reinsurance agreements between MBL Life and the respective companies, which will supersede the coinsurance agreement. The $130,000,000 purchase price will be allocated between the Company and its affiliate based on their respective assumed life insurance reserves.

On August 20, 1998, the Parent announced that it has entered into a definite agreement to merge with and into American International Group, Inc. ("AIG"). Under the terms of the agreement, each share of the Parent's common stock (including Nontransferable Class B) will be exchanged for 0.855 shares of AIG's common stock. The transaction will be treated as a pooling of interests for accounting purposes and will be a tax-free reorganization. The transaction was approved by both the Parent's and AIG's shareholders on November 18, 1998, and, subject to various regulatory approvals, will be completed in late 1998 or early 1999.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account..............................................................................          3

General Account...............................................................................          3

Performance Data..............................................................................          4

Annuity Payments..............................................................................          8

Annuity Unit Values...........................................................................          8

Taxes.........................................................................................         11

Distribution of Contracts.....................................................................         14

Financial Statements..........................................................................         15

APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                                        INCEPTION TO
STRATEGIES                                                                                3/31/98
-----------------------------------------------------------------------------------  ------------------
-------------------------------------------------------------------------------------------------------

Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            13.09
  Ending Number of AUs.............................................................        3,950,133
-------------------------------------------------------------------------------------------------------

Moderate Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            12.76
  Ending Number of AUs.............................................................        3,639,458
-------------------------------------------------------------------------------------------------------

Balanced Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            12.44
  Ending Number of AUs.............................................................        2,789,702
-------------------------------------------------------------------------------------------------------

Conservative Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            12.06
  Ending Number of AUs.............................................................        1,536,220
-------------------------------------------------------------------------------------------------------

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                 [(1+I/(1+J+0.005*)](to the power of N/12) - 1

                      THE MARKET VALUE ADJUSTMENT FORMULA

                          MAY DIFFER IN CERTAIN STATES

where:

                I is the interest rate you are earning on the money invested in the fixed investment option;

                J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

*   In Pennsylvania this number will be zero.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

    (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

    (2) You make a partial withdrawal of $4,000 when 2 1/2 years (30 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=30); and

    (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 7.5% and the 3-year fixed investment option is 8.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.

The market value adjustment factor is

                = [(1+I)/(1+J+0.005)](to the power of N/12) - 1

                        = [(1.05)/(1.06+.005)](to the power of 30/12) - 1
                        = (0.985915)(2.5) - 1
                        = 0.965160 - 1
                        = -0.034840

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                        $4,000 X (-0.034840) = -$139.36

$139.36 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 5.5% and the 3-year fixed investment option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%:

The market value adjustment factor is

                         = [(1+I/(1+J+0.005)](N/12) - 1

                               = [(1.05)/(1.04+.005)](30/12) - 1
                               = (1.004785)(2.5) - 1
                               = 1.012005-1
                               = +0.012005

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 x (+0.012005) = +$48.02

$48.02 represents the market value adjustment that would be added to your withdrawal.

APPENDIX C - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                                                QUALIFIED   NON-QUALIFIED
STATE                                                                           CONTRACT      CONTRACT
-----------------------------------------------------------------------------  -----------  -------------
California...................................................................         .50%         2.35%
District of Columbia.........................................................        2.25%         2.25%
Kentucky.....................................................................           2%            2%
Maine........................................................................           0%            2%
Nevada.......................................................................           0%          3.5%
South Dakota.................................................................           0%         1.25%
West Virginia................................................................           1%            1%
Wyoming......................................................................           0%            1%

Please forward a copy (without charge) of the Seasons Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

--------------------------------------------------------------------------------

          Name

--------------------------------------------------------------------------------

          Address

--------------------------------------------------------------------------------

          City/State/Zip

--------------------------------------------------------------------------------
Date: ___________________  Signed: _____________________________________________

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                      STATEMENT OF ADDITIONAL INFORMATION
                       FIXED AND VARIABLE GROUP DEFERRED
                          ANNUITY CONTRACTS ISSUED BY
                         VARIABLE ANNUITY ACCOUNT FIVE
               DEPOSITOR: ANCHOR NATIONAL LIFE INSURANCE COMPANY

    This Statement of Additional Information is not a prospectus; it should be read with the prospectus relating to the annuity contracts described above, a copy of which may be obtained without charge by calling 800/445-SUN2 or by written request addressed to:

                     Anchor National Life Insurance Company
                             Annuity Service Center
                                 P.O. Box 54299
                       Los Angeles, California 90054-0299


   THE DATE OF THIS STATEMENT OF ADDITIONAL INFORMATION IS FEBRUARY 1, 1999.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Separate Account..........................................................     3
General Account...........................................................     3
Performance Data..........................................................     4
Annuity Payments..........................................................     4
Annuity Unit Values.......................................................     5
Taxes.....................................................................     7
Distribution of Contracts.................................................    10
Financial Statements......................................................    11

                                SEPARATE ACCOUNT

Variable Annuity Account Five was originally established by Anchor National Life Insurance Company (the "Company") on July 3, 1996 pursuant to the provisions of Arizona law, as a segregated asset account of the Company. The separate account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision of the management of the separate account or the Company by the SEC.

The assets of the separate account are the property of the Company. However, the assets of the separate account, equal to its reserves and other contract liabilities, are not chargeable with liabilities arising out of any other business the Company may conduct.

Income, gains, and losses, whether or not realized, from assets allocated to the separate account are credited to or charged against the separate account without regard to other income, gains, or losses of the Company.

The separate account is divided into STRATEGIES, with the assets of each STRATEGY invested in the shares of one or more underlying investment portfolios. The Company does not guarantee the investment performance of the separate account, its STRATEGIES or the underlying investment portfolios. Values allocated to the separate account and the amount of variable annuity payments will vary with the values of shares of the underlying investment portfolios, and are also reduced by insurance charges and fees.

The basic objective of a variable annuity contract is to provide variable annuity payments which will be to some degree responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from various types of investments. The contract is designed to seek to accomplish this objective by providing that variable annuity payments will reflect the investment performance of the separate account with respect to amounts allocated to it both before and after the Annuity Date. Since the separate account is always fully invested in shares of the underlying investment portfolios, its investment performance reflects the investment performance of those entities. The values of such shares held by the separate account fluctuate and are subject to the risks of changing economic conditions as well as the risk inherent in the ability of the underlying funds' managements to make necessary changes in their STRATEGIES to anticipate changes in economic conditions. Therefore, the owner bears the entire investment risk that the basic objectives of the contract may not be realized, and that the adverse effects of inflation may not be lessened. There can be no assurance that the aggregate amount of variable annuity payments will equal or exceed the Purchase Payments made with respect to a particular account for the reasons described above, or because of the premature death of an Annuitant.

Another important feature of the contract related to its basic objective is the Company's promise that the dollar amount of variable annuity payments made during the lifetime of the Annuitant will not be adversely affected by the actual mortality experience of the Company or the actual expenses incurred by the Company in excess of expense deductions provided for in the contract (although the Company does not guarantee the amounts of the variable annuity payments).

                                GENERAL ACCOUNT

The General Account is made up of all of the general assets of the Company other than those allocated to the separate account or any other segregated asset account of the Company. A Purchase Payment may be allocated to the one, three, five, seven or ten year fixed investment option or the one year or six month dollar cost averaging fixed accounts available in connection with the general account, as elected by the owner purchasing a contract (subject to state availability). Assets supporting amounts allocated to a fixed investment option become part of the Company's general account assets and are available to fund the claims of all classes of customers of the Company, as well as of its creditors. Accordingly, all of the Company's assets held in the general account will be available to fund the Company's obligations under the contracts as well as such other claims.

The Company will invest the assets of the general account in the manner chosen by the Company and allowed by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

                                PERFORMANCE DATA

The Separate Account may advertise "total return" data for its STRATEGIES. Total return figures are based on historical data and are not intended to indicate future performance. The "total return" for a STRATEGY is a computed rate of return that, when compounded annually over a stated period of time and applied to a hypothetical initial investment in a contract funded by that STRATEGY made at the beginning of the period, will produce the same contract value at the end of the period that the hypothetical investment would have produced over the same period (assuming a complete redemption of the contract at the end of the period.) The effect of applicable Withdrawal Charges due to the assumed redemption will be reflected in the return figures, but may be omitted in additional return figures given for comparison.

          P(1+T) to the power of n = ERV

where:       P = a hypothetical initial payment of $1,000
            T = average annual total return
             n = number of years

        ERV = redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year period as of the end of the period (or fractional portion thereof).

The total return figures reflect the effect of both non-recurring and recurring charges. The applicable Withdrawal Charge (if any) is deducted as of the end of the period, to reflect the effect of the assumed complete redemption. Total return figures are derived from historical data and are not intended to be a projection of future performance.

TOTAL ANNUAL RETURN (IN PERCENT) FOR PERIOD ENDING ON DECEMBER 31, 1998 (RETURN WITH/WITHOUT REDEMPTION)


                                                     INCEPTION                     SINCE
STRATEGIES                                             DATE          1 YEAR      INCEPTION
-------------------------------------------------  -------------  ------------  ------------
Growth...........................................     4/15/97     16.95/23.95   22.36/25.38
Moderate Growth..................................     4/15/97     13.85/20.85   19.52/22.58
Balanced Growth..................................     4/15/97     10.73/17.73   16.50/19.62
Conservative Growth..............................     4/15/97      7.09/14.09   13.24/16.42


                                INCOME PAYMENTS

INITIAL INCOME PAYMENT

    The initial income payment is determined by taking the contract value, less any premium tax, less any Market Value Adjustment that may apply in the case of a premature annuitization of certain guarantee amounts, and then applying it to the annuity table specified in the contract. Those tables are based on a set amount per $1,000 of proceeds applied. The appropriate rate must be determined by the sex (except where, as in the case of certian Qualified contracts and other employer-sponsored retirement plans, such classification is not permitted) and age of the Annuitant and designated second person, if any.

The dollars applied are then divided by 1,000 and the result multiplied by the appropriate annuity factor appearing in the table to compute the amount of the first monthly annuity payment. In the case of a variable annuity, that amount is divided by the value of an Annuity Unit as of the Annuity Date to establish the number of Annuity Units representing each variable annuity payment. The number of Annuity Units determined for the first variable annuity payment remains constant for the second and subsequent monthly variable annuity payments, assuming that no reallocation of contract values is made.

SUBSEQUENT MONTHLY PAYMENTS

For a fixed annuity, the amount of the second and each subsequent monthly income payment is the same as that determined above for the first monthly payment.


The amount of the second and each subsequent monthly variable income payment is determined by multiplying the number of Annuity Units, as determined in connection with the determination of the initial monthly payment, above, by the Annuity Unit Value as of the day preceding the date on which each annuity payment is due.


                              ANNUITY UNIT VALUES

The value of an Annuity Unit is determined independently for each STRATEGY.

The annuity tables contained in the contract are based on a 3.5% per annum assumed investment rate. If the actual net investment rate experienced by a STRATEGY exceeds 3.5%, variable annuity payments derived from allocations to that STRATEGY will increase over time. Conversely, if the actual rate is less than 3.5%, variable annuity payments will decrease over time. If the net investment rate equals 3.5%, the variable annuity payments will remain constant. If a higher assumed investment rate had been used, the initial monthly payment would be higher, but the actual net investment rate would also have to be higher in order for annuity payments to increase (or not to decrease).

The payee receives the value of a fixed number of Annuity Units each month. The value of a fixed number of Annuity Units will reflect the investment performance of the STRATEGIES elected, and the amount of each annuity payment will vary accordingly.

For each STRATEGY, the value of an Annuity Unit is determined by multiplying the Annuity Unit value for the preceding month by the Net Investment Factor for the month for which the Annuity Unit value is being calculated. The result is then multiplied by a second factor which offsets the effect of the assumed net investment rate of 3.5% per annum which is assumed in the annuity tables contained in the contract.

NET INVESTMENT FACTOR

The Net Investment Factor ("NIF") is an index applied to measure the net investment performance of a STRATEGY from one month to the next. The NIF may be greater or less than or equal to one; therefore, the value of an Annuity Unit may increase, decrease or remain the same.

The NIF for any STRATEGY for a certain month is determined by dividing (a) by
(b) where:

    (a) is the Accumulation Unit value of the STRATEGY determined as of the end of that month, and

    (b) is the Accumulation Unit value of the STRATEGY determined as of the end of the preceding month.

The NIF for a STRATEGY for a given month is a measure of the net investment performance of the STRATEGY from the end of the prior month to the end of the given month. A NIF of 1.000 results from no change; a NIF greater than 1.000 results from an increase; and a NIF less than 1.000 results from a decrease. The NIF is increased (or decreased) in accordance with the increases (or decreases, respectively) in the value of the shares of the underlying investment portfolios in which the STRATEGY invests; it is also reduced by separate account asset charges.

ILLUSTRATIVE EXAMPLE

Assume that one share of a given STRATEGY had an Accumulation Unit value of $11.46 as of the close of the New York Stock Exchange ("NYSE") on the last business day in September; that its Accumulation

Unit value had been $11.44 at the close of the NYSE on the last business day at the end of the previous month. The NIF for the month of September is:

                                    NIF = ($11.46/$11.44)
                                      = 1.00174825

ILLUSTRATIVE EXAMPLE

The change in Annuity Unit value for a STRATEGY from one month to the next is determined in part by multiplying the Annuity Unit value at the prior month end by the NIF for that STRATEGY for the new month. In addition, however, the result of that computation must also be multiplied by an additional factor that takes into account, and neutralizes, the assumed investment rate of 3.5 percent per annum upon which the annuity payment tables are based. For example, if the net investment rate for a STRATEGY (reflected in the NIF) were equal to the assumed investment rate, the variable annuity payments should remain constant (i.e., the Annuity Unit value should not change). The monthly factor that neutralizes the assumed investment rate of 3.5 percent per annum is:

                        1/[(1.035)^(1/12)] = 0.99713732

In the example given above, if the Annuity Unit value for the STRATEGY was $10.103523 on the last business day in August, the Annuity Unit value on the last business day in September would have been:

               $10.103523 x 1.00174825 x 0.99713732 = $10.092213

                           VARIABLE ANNUITY PAYMENTS

ILLUSTRATIVE EXAMPLE

    Assume that a male owner, P, owns a contract in connection with which P has allocated all of his contract value to a single STRATEGY. P is also the sole Annuitant and, at age 60, has elected to annuitize his contract as a life annuity with 120 monthly payments guaranteed. As of the last valuation preceding the Annuity Date, P's Account was credited with 7543.2456 Accumulation Units each having a value of $15.432655, (i.e., P's Account Value is equal to 7543.2456 x $15.432655 = $116,412.31). Assume also that the Annuity Unit value for the STRATEGY on that same date is $13.256932, and that the Annuity Unit value on the day immediately prior to the second annuity payment date is $13.327695.

P's first variable annuity payment is determined from the annuity rate tables in P's contract, using the information assumed above. From the tables, which supply monthly annuity payments for each $1,000 of applied contract value, P's first variable annuity payment is determined by multiplying the monthly installment of $5.42 (Option 4 tables, male Annuitant age 60 at the Annuity Date) by the result of dividing P's account value by $1,000:

             First Payment = $5.42 x ($116,412.31/$1,000) = $630.95

The number of P's Annuity Units (which will be fixed; i.e., it will not change unless he transfers his Account to another Account) is also determined at this time and is equal to the amount of the first variable annuity payment divided by the value of an Annuity Unit on the day immediately prior to annuitization:

                 Annuity Units = $630.95/$13.256932 = 47.593968

P's second variable annuity payment is determined by multiplying the number of Annuity Units by the Annuity Unit value as of the day immediately prior to the second payment due date:

               Second Payment = 47.593968 x $13.327695 = $634.32

The third and subsequent variable annuity payments are computed in a manner similar to the second variable annuity payment.

Note that the amount of the first variable annuity payment depends on the contract value in the relevant STRATEGY on the Annuity Date and thus reflects the investment performance of the STRATEGY net of fees and charges during the Accumulation Phase. The amount of that payment determines the number of Annuity Units, which will remain constant during the Annuity Phase (assuming no transfers from the STRATEGY). The net investment performance of the STRATEGY during the Annuity Phase is reflected in continuing changes during this phase in the Annuity Unit value, which determines the amounts of the second and subsequent variable annuity payments.

                                     TAXES

GENERAL

    Section 72 of the Internal Revenue Code of 1986, as amended (the "Code") governs taxation of annuities in general. A contract owner is not taxed on increases in the value of a contract until distribution occurs, either in the form of a non-annuity distribution or as annuity payments under the annuity payment option elected. For a lump sum payment received as a total surrender (total redemption), the recipient is taxed on the portion of the payment that exceeds the cost basis of the contract. For a payment received as a withdrawal (partial redemption), federal tax liability is determined on a last-in, first-out basis, meaning taxable income is withdrawn before the cost basis of the contract is withdrawn. For contracts issued in connection with Non-qualified plans, the cost basis is generally the Purchase Payments, while for contracts issued in connection with Qualified plans there may be no cost basis. The taxable portion of the lump sum payment is taxed at ordinary income tax rates. Tax penalties may also apply.

For annuity payments, the taxable portion is determined by a formula which establishes the ratio that the cost basis of the contract bears to the total value of annuity payments for the term of the annuity contract. The taxable portion is taxed at ordinary income tax rates. Contract owners, Annuitants and Beneficiaries under the contracts should seek competent financial advice about the tax consequences of distributions under the retirement plan under which the contracts are purchased.

The Company is taxed as a life insurance company under the Code. For federal income tax purposes, the separate account is not a separate entity from the Company and its operations form a part of the Company.

WITHHOLDING TAX ON DISTRIBUTIONS

The Code generally requires the Company (or, in some cases, a plan administrator) to withhold tax on the taxable portion of any distribution or withdrawal from a contract. For "eligible rollover distributions" from contracts issued under certain types of Qualified plans, 20% of the distribution must be withheld, unless the payee elects to have the distribution "rolled over" to another eligible plan in a direct "trustee to trustee" transfer. This requirement is mandatory and cannot be waived by the owner. Withholding on other types of distributions can be waived.

An "eligible rollover distribution" is the estimated taxable portion of any amount received by a covered employee from a plan qualified under Section 401(a) or 403(a) of the Code, or from a tax-sheltered annuity qualified under Section 403(b) of the Code (other than (1) annuity payments for the life (or life expectancy) of the employee, or joint lives (or joint life expectancies) of the employee and his or her designated Beneficiary, or for a specified period of ten years or more; and (2) distributions required to be made under the Code). Failure to "roll over" the entire amount of an eligible rollover distribution (including an amount equal to the 20% portion of the distribution that was withheld) could have adverse tax consequences, including the imposition of a penalty tax on premature withdrawals, described later in this section.

Withdrawals or distributions from a contract other than eligible rollover distributions are also subject to withholding on the estimated taxable portion of the distribution, but the owner may elect in such cases to waive the withholding requirement. If not waived, withholding is imposed (1) for periodic payments, at the rate that would be imposed if the payments were wages, or (2) for other distributions, at the rate of 10%. If no withholding exemption certificate is in effect for the payee, the rate under (1) above is computed by treating the payee as a married individual claiming 3 withholding exemptions.

DIVERSIFICATION -- SEPARATE ACCOUNT INVESTMENTS

Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable annuity contracts. The Code provides that a variable annuity contract will not be treated as an annuity contract for any period (and any subsequent period) for which the investments are not adequately diversified, in accordance with regulations prescribed by the United States Treasury Department ("Treasury Department"). Disqualification of the contract as an annuity contract would result in imposition of federal income tax to the owner with respect to earnings allocable to the contract prior to the receipt of payments under the contract. The Code contains a safe harbor provision which provides that annuity contracts such as the contracts meet the diversification requirements if, as of the close of each calendar quarter, the underlying assets meet the diversification standards for a regulated investment company, and no more than 55% of the total assets consist of cash, cash items, U.S. government securities and securities of other regulated investment companies.

The Treasury Department has issued regulations which establish diversification requirements for the investment portfolios underlying annuity variable contracts such as the contracts. The regulations amplify the diversification requirements for variable annuity contracts set forth in the Code and provide an alternative to the safe harbor provision described above. Under the regulations an investment portfolio will be deemed adequately diversified if (1) no more than 55% of the value of the total assets of the portfolio is represented by any one investment; (2) no more than 70% of the value of the total assets of the portfolio is represented by any two investments; (3) no more than 80% of the value of the total assets of the portfolio is represented by any three investments; and (4) no more than 90% of the value of the total assets of the portfolio is represented by any four investments. For purposes of determining whether or not the diversification standards imposed on the underlying assets of variable contracts by Section 817(h) of the Code have been met, "each United States government agency or instrumentality shall be treated as a separate issuer."

MULTIPLE CONTRACTS

Multiple annuity contracts which are issued within a calendar year to the same contract owner by one company or its affiliates are treated as one annuity contract for purposes of determining the tax consequences of any distribution. Such treatment may result in adverse tax consequences including more rapid taxation of the distributed amounts from such multiple contracts. The Company believes that Congress intended to affect the purchase of multiple deferred annuity contracts which may have been purchased to avoid withdrawal income tax treatment. Owners should consult a tax adviser prior to purchasing more than one annuity contract in any calendar year.

TAX TREATMENT OF ASSIGNMENTS

An assignment of a contract may have tax consequences, and may also be prohibited by ERISA in some circumstances. Owners should therefore consult competent legal advisers should they wish to assign their contracts.

QUALIFIED PLANS

The contracts offered by this prospectus are designed to be suitable for use under various types of Qualified plans. Taxation of owners in each Qualified plan varies with the type of plan and terms and conditions of each specific plan. Owners, Annuitants and Beneficiaries are cautioned that benefits under a Qualified plan may be subject to the terms and conditions of the plan, regardless of the terms and conditions of the contracts issued pursuant to the plan.

Following are general descriptions of the types of Qualified plans with which the contracts may be used. Such descriptions are not exhaustive and are for general information purposes only. The tax rules regarding Qualified plans are very complex and will have differing applications depending on individual facts and circumstances. Each purchaser should obtain competent tax advice prior to purchasing a contract issued under a Qualified plan.

Contracts issued pursuant to Qualified plans include special provisions restricting contract provisions that may otherwise be available and described in this prospectus. Generally, contracts issued pursuant to Qualified plans are not transferable except upon surrender or annuitization. Various penalty and excise taxes may apply to contributions or distributions made in violation of applicable limitations. Furthermore, certain withdrawal penalties and restrictions may apply to surrenders from Qualified contracts.

(a) H.R. 10 PLANS

Section 401 of the Code permits self-employed individuals to establish Qualified plans for themselves and their employees, commonly referred to as "H.R. 10" or "Keogh" Plans. Contributions made to the plan for the benefit of the employees will not be included in the gross income of the employees until distributed from the plan. The tax consequences to owners may vary depending upon the particular plan design. However, the Code places limitations and restrictions on all plans on such items as: amounts of allowable contributions; form, manner and timing of distributions; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Purchasers of contracts for use with an H.R. 10 Plan should obtain competent tax advice as to the tax treatment and suitability of such an investment.

(b) TAX-SHELTERED ANNUITIES

Section 403(b) of the Code permits the purchase of "tax-sheltered annuities" by public schools and certain charitable, education and scientific organizations described in Section 501(c)(3) of the Code. These qualifying employers may make contributions to the contracts for the benefit of their employees. Such contributions are not includible in the gross income of the employee until the employee receives distributions from the contract. The amount of contributions to the tax-sheltered annuity is limited to certain maximums imposed by the Code. Furthermore, the Code sets forth additional restrictions governing such items as transferability, distributions, non-discrimination and withdrawals. Any employee should obtain competent tax advice as to the tax treatment and suitability of such an investment.

(c) INDIVIDUAL RETIREMENT ANNUITIES

Section 408(b) of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" ("IRA"). Under applicable limitations, certain amounts may be contributed to an IRA which will be deductible from the individual's gross income. These IRAs are subject to limitations on eligibility, contributions, transferability and distributions. Sales of contracts for use with IRAs are subject to special requirements imposed by the Code, including the requirement that certain informational disclosure be given to persons desiring to establish an IRA. Purchasers of contracts to be qualified as IRAs should obtain competent tax advice as to the tax treatment and suitability of such an investment.

(d) ROTH IRAS

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a regular IRA under Section 408(b) of the Code, contributions to a Roth IRA are not made on a tax deferred basis, but distributions are tax-free if certain requirements are satisfied. Like regular IRAs, Roth IRAs are subject to limitations on the amount that may be contributed, those who may be eligible and the time when distributions may commence without tax penalty. Certain persons may be eligible to convert a regular IRA into a Roth IRA, and the resulting income tax may be spread over four years if the conversion occurs before January 1, 1999. If and when Contracts are made available for use with Roth IRAs they may be subject to special requirements imposed by the Internal Revenue Service. Purchasers of the Contracts for this purpose will be provided with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency.

(e) CORPORATE PENSION AND PROFIT-SHARING PLANS

Sections 401(a) and 401(k) of the Code permit corporate employers to establish various types of retirement plans for employees. These retirement plans may permit the purchase of the contracts to provide benefits under the plan. Contributions to the plan for the benefit of employees will not be includible in the gross income of the employee until distributed from the plan. The tax consequences to owners may vary depending upon the particular plan design. However, the Code places limitations on all plans on such items as amount of allowable contributions; form, manner and timing of distributions; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Purchasers of contracts for use with corporate pension or profit sharing plans should obtain competent tax advice as to the tax treatment and suitability of such an investment.

(f) DEFERRED COMPENSATION PLANS -- SECTION 457

Under Section 457 of the Code, governmental and certain other tax-exempt employers may establish, for the benefit of their employees, deferred compensation plans which may invest in annuity contracts. The Code, as in the case of Qualified plans, establishes limitations and restrictions on eligibility, contributions and distributions. Under these plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. However, under a 457 plan all the plan assets shall remain solely the property of the employer, subject only to the claims of the employer's general creditors until such time as made available to an owner or a Beneficiary.

                           DISTRIBUTION OF CONTRACTS

The contracts are offered through SunAmerica Capital Services, Inc., located at 733 Third Avenue, 4th Floor, New York, New York 10017. SunAmerica Capital Services, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. The Company and SunAmerica Capital Services, Inc. are each an indirect wholly owned subsidiary of SunAmerica Inc.


For the period from inception to March 31, 1998, the aggregate amount of underwriting commission paid by the Company to SunAmerica Capital Services, Inc. was $5,093,461 of which $347,363 was retained by it.


Contracts are offered on a continuous basis.

                              FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 are presented in the prospectus. The consolidated financial statements of the Company should be considered only as bearing on the ability of the Company to meet its obligation under the contracts. The financial statements of Variable Annuity Account Five as of March 31, 1998 and for the period from inception to March 31, 1998 are included in this Statement of Additional Information.

PricewaterhouseCoopers LLP, 400 South Hope Street, Los Angeles, California 90071, serves as the independent accountants for the Separate Account and the Company. The financial statements referred to above have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         VARIABLE ANNUITY ACCOUNT FIVE

                                       OF

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

July 7, 1998

    To the Board of Directors of Anchor National Life Insurance Company and the Contractholders of its separate account, Variable Annuity Account Five

    In our opinion, the accompanying statement of net assets, including the schedule of portfolio investments, and the related statements of operations and of changes in net assets present fairly, in all material respects, the financial position of each of the Variable Accounts constituting Variable Annuity Account Five, a separate account of Anchor National Life Insurance Company (the "Separate Account") at March 31, 1998, the results of their operations and the changes in their net assets for the period from inception to March 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Separate Account's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities owned at March 31, 1998 by correspondence with the custodian, provides a reasonable basis for the opinion expressed above.

                         VARIABLE ANNUITY ACCOUNT FIVE

                                       OF

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            STATEMENT OF NET ASSETS

                                 MARCH 31, 1998

                                                              MODERATE       BALANCED     CONSERVATIVE
                                                GROWTH         GROWTH         GROWTH         GROWTH
                                               STRATEGY       STRATEGY       STRATEGY       STRATEGY         TOTAL
                                             -------------  -------------  -------------  -------------  --------------
Assets:
  Investments in Seasons Series Trust, at
    market value...........................  $  51,713,606  $  46,430,481  $  34,703,621  $  18,524,943  $  151,372,651

Liabilities................................              0              0              0              0               0
                                             -------------  -------------  -------------  -------------  --------------
Net Assets.................................  $  51,713,606  $  46,430,481  $  34,703,621  $  18,524,943  $  151,372,651
                                             -------------  -------------  -------------  -------------  --------------
                                             -------------  -------------  -------------  -------------  --------------
Accumulation units outstanding.............      3,950,133      3,639,458      2,789,702      1,536,220
                                             -------------  -------------  -------------  -------------
                                             -------------  -------------  -------------  -------------
Unit value of accumulation units...........  $       13.09  $       12.76  $       12.44  $       12.06
                                             -------------  -------------  -------------  -------------
                                             -------------  -------------  -------------  -------------

                See accompanying notes to financial statements.

                         VARIABLE ANNUITY ACCOUNT FIVE
                                       OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                       SCHEDULE OF PORTFOLIO INVESTMENTS
                                 MARCH 31, 1998

                                                                     MARKET VALUE       MARKET
PORTFOLIOS                                                 SHARES      PER SHARE        VALUE            COST
-------------------------------------------------------  ----------  -------------  --------------  --------------
Multi-Managed Growth Portfolio.........................   2,015,874    $   12.85    $   25,897,528  $   23,159,134
Multi-Managed Moderate Growth Portfolio................   2,066,664        12.37        25,569,356      23,303,543
Multi-Managed Income/Equity Portfolio..................   1,619,564        11.79        19,090,605      17,804,902
Multi-Managed Income Portfolio.........................     984,116        11.29        11,116,701      10,583,391
Asset Allocation: Diversified Growth Portfolio.........   3,224,747        11.71        37,771,195      35,223,022
Stock Portfolio........................................   2,178,177        14.66        31,927,266      26,540,148
                                                                                    --------------  --------------
                                                                                    $  151,372,651  $  136,614,140
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                See accompanying notes to financial statements.

                         VARIABLE ANNUITY ACCOUNT FIVE

                                       OF

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            STATEMENT OF OPERATIONS

                FOR THE PERIOD FROM INCEPTION TO MARCH 31, 1998

                                                            MODERATE        BALANCED      CONSERVATIVE
                                             GROWTH          GROWTH          GROWTH          GROWTH
                                            STRATEGY        STRATEGY        STRATEGY        STRATEGY         TOTAL
                                         --------------  --------------  --------------  --------------  --------------
Investment income:
  Dividends and capital gains
    distribution.......................  $      670,631  $      651,529  $      458,094  $      289,057  $    2,069,311
                                         --------------  --------------  --------------  --------------  --------------
    Total Investment Income............         670,631         651,529         458,094         289,057       2,069,311
                                         --------------  --------------  --------------  --------------  --------------
Expenses:
  Mortality risk charge................        (249,438)       (232,966)       (178,260)       (122,074)       (782,738)
  Expense risk change..................         (97,004)        (90,598)        (69,324)        (47,474)       (304,400)
  Distribution expense charge..........         (41,573)        (38,828)        (29,710)        (20,346)       (130,457)
                                         --------------  --------------  --------------  --------------  --------------
    Total expenses.....................        (388,015)       (362,392)       (277,294)       (189,894)     (1,217,595)
                                         --------------  --------------  --------------  --------------  --------------
Net investment income..................         282,616         289,137         180,800          99,163         851,716
                                         --------------  --------------  --------------  --------------  --------------
Net realized gains from securities
  transactions:
  Proceeds from shares sold............      12,362,484      11,910,550      12,091,520      11,845,051      48,209,605
  Cost of shares sold..................     (11,546,479)    (11,148,523)    (11,293,096)    (11,058,164)    (45,046,262)
                                         --------------  --------------  --------------  --------------  --------------
Net realized gains from securities
  transactions.........................         816,005         762,027         798,424         786,887       3,163,343
                                         --------------  --------------  --------------  --------------  --------------
Net unrealized appreciation of
  investments:
  Beginning of period..................               0               0               0               0               0
  End of period........................       5,657,332       4,574,763       3,062,294       1,464,122      14,758,511
                                         --------------  --------------  --------------  --------------  --------------
Change in net unrealized appreciation
  of investments.......................       5,657,332       4,574,763       3,062,294       1,464,122      14,758,511
                                         --------------  --------------  --------------  --------------  --------------
Increase in net assets from
  operations...........................  $    6,755,953  $    5,625,927  $    4,041,518  $    2,350,172  $   18,773,570
                                         --------------  --------------  --------------  --------------  --------------
                                         --------------  --------------  --------------  --------------  --------------

                See accompanying notes to financial statements.

                         VARIABLE ANNUITY ACCOUNT FIVE
                                       OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                       STATEMENT OF CHANGES IN NET ASSETS
                         FOR THE PERIOD FROM INCEPTION
                               TO MARCH 31, 1998

                                                               MODERATE        BALANCED      CONSERVATIVE
                                                GROWTH          GROWTH          GROWTH          GROWTH
                                               STRATEGY        STRATEGY        STRATEGY        STRATEGY         TOTAL
                                            --------------  --------------  --------------  --------------  --------------
INCREASE IN NET ASSETS
  From operations:
    Net investment income.................  $      282,616  $      289,137  $      180,800  $       99,163  $      851,716
    Net realized gains from securities
      transactions........................         816,005         762,027         798,424         786,887       3,163,343
    Change in net unrealized appreciation
      of investments......................       5,657,332       4,574,763       3,062,294       1,464,122      14,758,511
                                            --------------  --------------  --------------  --------------  --------------
      Increase in net assets from
        operations........................       6,755,953       5,625,927       4,041,518       2,350,172      18,773,570
                                            --------------  --------------  --------------  --------------  --------------
  From capital transactions:
    Net proceeds from units sold..........      32,508,285      29,681,425      23,536,046      16,158,781     101,884,537
    Cost of units redeemed................     (12,455,914)    (12,085,148)    (11,737,331)    (11,512,659)    (47,791,052)
    Net transfers.........................      24,905,282      23,208,277      18,863,388      11,528,649      78,505,596
                                            --------------  --------------  --------------  --------------  --------------
      Increase in net assets from capital
        transactions......................      44,957,653      40,804,554      30,662,103      16,174,771     132,599,081
                                            --------------  --------------  --------------  --------------  --------------
Increase in net assets....................      51,713,606      46,430,481      34,703,621      18,524,943     151,372,651
Net assets at beginning of period.........               0               0               0               0               0
                                            --------------  --------------  --------------  --------------  --------------
Net assets at end of period...............  $   51,713,606  $   46,430,481  $   34,703,621  $   18,524,943  $  151,372,651
                                            --------------  --------------  --------------  --------------  --------------
                                            --------------  --------------  --------------  --------------  --------------
ANALYSIS OF INCREASE IN UNITS OUTSTANDING:
    Units sold............................       2,939,168       2,723,383       2,196,085       1,549,280
    Units redeemed........................      (1,062,574)     (1,043,715)     (1,027,746)     (1,020,261)
    Units transferred.....................       2,073,539       1,959,790       1,621,363       1,007,201
                                            --------------  --------------  --------------  --------------
Increase in units outstanding.............       3,950,133       3,639,458       2,789,702       1,536,220
Beginning units...........................               0               0               0               0
                                            --------------  --------------  --------------  --------------
Ending units..............................       3,950,133       3,639,458       2,789,702       1,536,220
                                            --------------  --------------  --------------  --------------
                                            --------------  --------------  --------------  --------------

                See accompanying notes to financial statements.

                         VARIABLE ANNUITY ACCOUNT FIVE
                                       OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Variable Annuity Account Five of Anchor National Life Insurance Company (the "Separate Account") is a segregated investment account of Anchor National Life Insurance Company (the "Company"). The Company is an indirect, wholly owned subsidiary of SunAmerica Inc. The Separate Account is registered as a segregated unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended.

    The Separate Account is composed of four strategies, which are comprised of Growth, Moderate Growth, Balanced Growth, and Conservative Growth. Each strategy invests in the shares of a designated multi-managed portfolio of the Seasons Series Trust ("the Trust") and in two other portfolios of the Trust. The Trust is a diversified, open-end, affiliated investment company, which retains an investment advisor to assist in its investment activities. The inception date of the strategies and the underlying investment portfolios was April 15, 1997. The contractholder may elect to have payments allocated to any of six guaranteed-interest funds of the Company (the "General Account"), which are not a part of the Separate Account. The financial statements include balances allocated by the participant to the four strategies and do not include balances allocated to the General Account.

    The four strategies differ in their investment objectives, levels of risk and anticipated growth over time. Each strategy invests in a multi-managed portfolio specific for that strategy and in the two jointly utilized portfolios of the Trust, according to a predetermined allocation designed to achieve its investment objective. The investment allocation to the underlying portfolios is maintained by rebalancing the strategies quarterly. The assets of each multi-managed portfolio are allocated among the same three investment managers in differing percentages, depending on the portfolio's overall investment objective. Janus Capital Corporation manages a growth component, SunAmerica Asset Management Corp., a wholly owned subsidiary of SunAmerica Inc., manages a balanced component, and Wellington Management Company, LLP manages a fixed income component. SunAmerica Asset Management Corp. also manages an aggressive growth component that is available only in the Growth and Moderate Growth strategies.

    The investment objectives of the four strategies of the Separate Account are described below:

    THE GROWTH STRATEGY seeks long-term growth of capital. The Growth Strategy invests in the Multi-Managed Growth Portfolio, Asset Allocation: Diversified Growth Portfolio, and the Stock Portfolio.

    THE MODERATE GROWTH STRATEGY seeks growth of capital, with conservation of principal as a secondary objective. The Moderate Growth Strategy invests in the Multi-Managed Moderate Growth Portfolio, Asset Allocation: Diversified Growth Portfolio, and the Stock Portfolio.

    THE BALANCED GROWTH STRATEGY focuses on conservation of principal, with high total return as a secondary objective. The Balanced Growth Strategy invests in the Multi-Managed Income/Equity Portfolio, Asset Allocation: Diversified Growth Portfolio, and the Stock Portfolio.

    THE CONSERVATIVE GROWTH STRATEGY focuses on capital preservation while maintaining some potential for growth over the long term. The Conservative Growth Strategy invests in the Multi-Managed Income Portfolio, Asset Allocation:
Diversified Growth Portfolio, and the Stock Portfolio.

    The investment objectives of the six portfolios of the Trust are summarized below:

    THE MULTI-MANAGED GROWTH PORTFOLIO seeks long-term growth of capital.

    THE MULTI-MANAGED MODERATE GROWTH PORTFOLIO seeks long-term growth of capital, with capital preservation as a secondary objective.

                         VARIABLE ANNUITY ACCOUNT FIVE
                                       OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    THE MULTI-MANAGED INCOME/EQUITY PORTFOLIO seeks conservation of principal while maintaining some potential for long-term growth of capital.

    THE MULTI-MANAGED INCOME PORTFOLIO seeks capital preservation.

    THE ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO seeks capital appreciation. This portfolio invests primarily in equity securities of U.S. and foreign issuers which the advisor believes have the potential for appreciation. This portfolio is an investment of all four strategies.

    THE STOCK PORTFOLIO seeks long-term capital appreciation and, secondarily, increasing dividend income. This portfolio invests primarily in common stocks of well-established growth companies. This portfolio is an investment of all four strategies.

    The investment policies relating to each managed component are described below:

    THE SUNAMERICA/AGGRESSIVE GROWTH COMPONENT primarily consists of equity securities of small capitalization growth companies or industries, although larger capitalization companies may be included. This component may also include debt securities that have the potential for capital appreciation.

    THE JANUS/GROWTH COMPONENT primarily consists of common stocks of U.S. or foreign issuers with earnings growth potential.

    THE SUNAMERICA/BALANCED COMPONENT, over the long term, will consist of a diversified selection of equity investments in companies of medium to large capitalizations that are thought to be undervalued in the marketplace and long term bonds and other debt securities.

    THE WELLINGTON MANAGEMENT COMPANY/FIXED INCOME COMPONENT primarily consists of fixed income securities of varying maturities and risk/return characteristics.

    Purchases and sales of shares of the portfolios of the Trust are valued at the net asset values of the shares on the date the shares are purchased or sold. Dividends and capital gains distributions are recorded when received. Realized gains and losses on the sale of investments in the Trust are recognized at the date of sale and are determined on an average cost basis.

    Accumulation unit values are computed daily based on the total net assets of the strategies.

2. CHARGES AND DEDUCTIONS

    Charges and deductions are applied against the current value of the Separate Account and are paid as follows:

    WITHDRAWAL CHARGE: The contract value may be withdrawn at any time during the accumulation period. There is a free withdrawal amount for the first withdrawal during each contract year. The free withdrawal amount is equal to 10% of aggregate purchase payments that remain subject to the withdrawal charge and that have not previously been withdrawn. Should a withdrawal exceed the free withdrawal amount, a withdrawal charge, in certain circumstances, is imposed and paid to the Company.

    Withdrawal charges vary in amount depending upon the number of years since the purchase payment being withdrawn was made. The withdrawal charge is deducted from the remaining contract value so that the actual reduction in contract value as a result of the withdrawal will be greater than the withdrawal amount requested and paid. For purposes of determining the withdrawal charge, withdrawals will be

                         VARIABLE ANNUITY ACCOUNT FIVE
                                       OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. CHARGES AND DEDUCTIONS (CONTINUED)
allocated to the oldest purchase payments first so that all withdrawals are allocated to purchase payments to which the lowest (if any) withdrawal charge applies.

    Any amount withdrawn which exceeds a free withdrawal may be subject to a withdrawal charge in accordance with the withdrawal charge table shown below:

                                                                             APPLICABLE WITHDRAWAL
YEARS SINCE PURCHASE PAYMENT                                                   CHARGE PERCENTAGE
------------------------------------------------------------------------  ---------------------------
First...................................................................                   7%
Second..................................................................                   6%
Third...................................................................                   6%
Fourth..................................................................                   5%
Fifth...................................................................                   4%
Sixth...................................................................                   3%
Seventh.................................................................                   2%
Eighth and beyond.......................................................                   0%

    CONTRACT MAINTENANCE CHARGE: An annual contract maintenance fee of $35 ($30 in North Dakota) is charged against each contract, which reimburses the Company for expenses incurred in establishing and maintaining records relating to a contract. The contract maintenance fee will be assessed on each anniversary during the accumulation phase. In the event that a total surrender of contract value is made, the entire charge will be assessed as of the date of surrender.

    TRANSFER FEE: A transfer fee of $25 ($10 in Pennsylvania and Texas) is assessed on each transfer of funds in excess of four transactions within a contract year.

    PREMIUM TAXES: Premium taxes or other taxes payable to a state or other governmental entity will be charged against the contract values. Some states assess premium taxes at the time purchase payments are made; others assess premium taxes at the time annuity payments begin or at the time of surrender. The Company currently intends to deduct premium taxes at the time of surrender or upon annuitization; however, it reserves the right to deduct any premium taxes when incurred or upon payment of the death benefit.

    MORTALITY AND EXPENSE RISK CHARGE: The Company deducts mortality and expense risk charges, which total to an annual rate of 1.25% of the net asset value of each strategy, computed on a daily basis. The mortality risk charge is compensation for the mortality risks assumed by the Company from its contractual obligations to make annuity payments after the contract has annuitized for the life of the annuitant and to provide death benefits, and for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract.

    DISTRIBUTION EXPENSE CHARGE: The Company deducts a distribution expense charge at an annual rate of 0.15% of the net asset value of each strategy, computed on a daily basis. This charge is for all expenses associated with the distribution of the contract. These expenses include preparing the contract, confirmations and statements, providing sales support and maintaining contract records. If this charge is not enough to cover the cost of distributing the contract, the Company will bear the loss.

    SEPARATE ACCOUNT INCOME TAXES: The Company currently does not maintain a provision for taxes, but has reserved the right to establish such a provision for taxes in the future if it determines, in its sole discretion, that it will incur a tax as a result of the operation of the Separate Account.

                         VARIABLE ANNUITY ACCOUNT FIVE
                                       OF
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. INVESTMENT IN SEASONS SERIES TRUST

    The aggregate cost of the Trust's shares acquired and the aggregate proceeds from shares sold during the year ended March 31, 1998 consist of the following:

                                                                    COST OF
                                                                    SHARES      PROCEEDS FROM
PORTFOLIOS                                                         ACQUIRED      SHARES SOLD
---------------------------------------------------------------  -------------  -------------
Multi-Managed Growth Portfolio.................................   $28,633,623    $ 5,786,985
Multi-Managed Moderate Growth Portfolio........................    29,106,143      6,138,629
Multi-Managed Equity Income Portfolio..........................    23,767,264      6,348,558
Multi-Managed Conservative Portfolio...........................    16,979,336      6,873,186
Asset Allocation: Diversified Growth Portfolio.................    46,158,876     11,308,132
Stock Portfolio................................................    37,015,159     11,754,115
                                                                 -------------  -------------
                                                                 -------------  -------------

4. FEDERAL INCOME TAXES

    The Company qualifies for federal income tax treatment granted to life insurance companies under subchapter L of the Internal Revenue Service Code (the "Code"). The operations of the Separate Account are part of the total operations of the Company and are not taxed separately. The Separate Account is not treated as a regulated investment company under the Code.

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION

    Certain information required in part B of the Registration Statement has been included within the prospectus forming part of this Registration Statement; the following cross-references suffixed with a "P" are made by reference to the captions in the Prospectus.

ITEM NUMBER IN FORM N-4                                                  CAPTION
---------------------------------------------------   ---------------------------------------------
15.   Cover Page...................................   Cover Page
16.   Table of Contents............................   Table of Contents
17.   General Information and History..............   Other Information (P)
18.   Services.....................................   Expenses (P); Other Information (P)
19.   Purchase of Securities Being Offered.........   Purchasing a Seasons Variable Annuity (P)
20.   Underwriters.................................   Other Information (P); Distribution of
                                                       Contracts
21.   Calculation of Performance Data..............   Performance (P); Performance Data
22.   Annuity Payments.............................   Income Options (P); Annuity Unit Value;
                                                       Annuity Payments
23.   Financial Statements.........................   Other Information (P)